      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2002


                                                      REGISTRATION NO. 333-86842

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  AMB PROPERTY CORPORATION                                        AMB PROPERTY, L.P.
           (Exact Name of Registrant as Specified                            (Exact Name of Registrant as
               in its Governing Instruments)                           Specified in its Governing Instruments)
                          MARYLAND                                                     DELAWARE
              (State or Other Jurisdiction of                              (State or Other Jurisdiction of
               Incorporation or Organization)                               Incorporation or Organization)
                         94-3281941                                                   94-3285362
                      (I.R.S. Employer                                             (I.R.S. Employer
                   Identification Number)                                       Identification Number)

                            ------------------------

                                 PIER 1, BAY 1
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
                    (Address of Principal Executive Offices)

                            ------------------------

                             TAMRA D. BROWNE, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            AMB PROPERTY CORPORATION
                                 PIER 1, BAY 1
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
                    (Name and Address of Agent for Service)

                            ------------------------

                                   COPIES TO:


                   LAURA L. GABRIEL, ESQ.                                       DOUGLAS D. SMITH, ESQ.
                    TRACY M. ABELS, ESQ.                                     GIBSON, DUNN & CRUTCHER LLP
                      LATHAM & WATKINS                                    ONE MONTGOMERY STREET, 31ST FLOOR
             505 MONTGOMERY STREET, SUITE 1900                             SAN FRANCISCO, CALIFORNIA 94104
              SAN FRANCISCO, CALIFORNIA 94111                                       (415) 393-8200
                       (415) 391-0600


                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ] --------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               U.S. $400,000,000

                               AMB Property, L.P.
                           SERIES B MEDIUM-TERM NOTES
             Unconditionally Guaranteed by AMB Property Corporation
                             ---------------------

AMB PROPERTY, L.P., A DELAWARE LIMITED PARTNERSHIP, MAY OFFER FROM TIME TO TIME UP TO U.S. $400,000,000 (OR ITS EQUIVALENT IN FOREIGN CURRENCIES OR COMPOSITE CURRENCIES) OF ITS SERIES B MEDIUM-TERM NOTES. THE SPECIFIC TERMS OF ANY NOTES OFFERED WILL BE INCLUDED IN A PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT. UNLESS THE APPLICABLE SUPPLEMENT PROVIDES OTHERWISE, THE NOTES WILL HAVE THE FOLLOWING GENERAL TERMS:

 --   THE NOTES WILL MATURE IN NINE MONTHS OR MORE FROM THE DATE OF ISSUE.

 -- THE NOTES WILL BEAR INTEREST AT EITHER A FIXED OR FLOATING RATE. THE FLOATING INTEREST RATE WILL BE BASED ON:

   --   CD RATE
   --   CMT RATE
   --   COMMERCIAL PAPER RATE
   --   EURIBOR
   --   FEDERAL FUNDS RATE
   --   LIBOR
   --   PRIME RATE
   --   TREASURY RATE
   --   ANY OTHER RATE SPECIFIED IN THE APPLICABLE SUPPLEMENT

 -- WE MAY REDEEM A NOTE PRIOR TO ITS MATURITY DATE AND YOU MAY HAVE US REPAY A NOTE PRIOR TO ITS MATURITY DATE ONLY IF THE APPLICABLE SUPPLEMENT SO SPECIFIES.

 -- THE NOTES WILL BE DENOMINATED IN U.S. DOLLARS OR A FOREIGN OR COMPOSITE CURRENCY AND BE ISSUED IN MINIMUM DENOMINATIONS OF $1,000, OR APPROPRIATE DENOMINATIONS IN THE FOREIGN OR COMPOSITE CURRENCY.

 -- FIXED RATE INTEREST WILL BE PAID ON JUNE 30 AND DECEMBER 30, ACCRUING FROM THE DATE OF ISSUE, UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE SUPPLEMENT.

 -- FLOATING RATE INTEREST WILL BE PAID ON THE DATES STATED IN THE APPLICABLE SUPPLEMENT.

 -- THE NOTES WILL BE HELD IN GLOBAL FORM BY THE DEPOSITORY TRUST COMPANY, UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE SUPPLEMENT.

 -- THE NOTES WILL BE OUR SENIOR UNSECURED OBLIGATIONS, EFFECTIVELY SUBORDINATED TO OUR MORTGAGES AND OTHER SECURED INDEBTEDNESS, AND TO ALL OF THE INDEBTEDNESS OF OUR SUBSIDIARIES.

 -- THE NOTES WILL BE UNCONDITIONALLY GUARANTEED ON A SENIOR UNSECURED BASIS BY AMB PROPERTY CORPORATION, A MARYLAND CORPORATION AND OUR GENERAL PARTNER. THE GUARANTEES WILL BE EFFECTIVELY SUBORDINATED TO MORTGAGES AND OTHER SECURED INDEBTEDNESS OF AMB PROPERTY CORPORATION AND TO ALL OF THE INDEBTEDNESS OF ITS SUBSIDIARIES.

                             ---------------------

     INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.
                             ---------------------

                                                   AGENTS' DISCOUNTS            PROCEEDS TO THE
                               PRICE TO PUBLIC      AND COMMISSIONS          OPERATING PARTNERSHIP
                               ---------------    --------------------    ---------------------------
Per note.....................           100%             .125% - .750%              99.875% - 99.250%
Total........................   $400,000,000      $500,000 - 3,000,000     $399,500,000 - 397,000,000

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Offers to purchase the notes are being solicited from time to time by the agents on our behalf. The agents have agreed to use their reasonable best efforts to sell the notes. There is no established trading market for the notes and there can be no assurance that a secondary market for the notes will develop.

MORGAN STANLEY
        A.G. EDWARDS & SONS, INC.
              BANC OF AMERICA SECURITIES LLC
                      BEAR, STEARNS & CO. INC.
                            COMMERZBANK SECURITIES
                                   JPMORGAN
                                        LEHMAN BROTHERS
                                             PNC CAPITAL MARKETS, INC.
                                                 WACHOVIA SECURITIES

            , 2002

                               TABLE OF CONTENTS

                                        PAGE
                                       -------
About This Prospectus................        1
Forward-Looking Statements...........        1
AMB Property, L.P. and AMB Property
  Corporation........................        2
Risk Factors.........................        3
Use of Proceeds......................        8
Ratios of Earnings to Fixed
  Charges............................        8
Description of Notes.................        9

                                        PAGE
                                       -------
Certain Federal Income Tax
  Considerations.....................       36
Plan of Distribution.................       61
Legal Matters........................       62
Experts..............................       62
Where You Can Find More
  Information........................       62
Incorporation of Certain Documents by
  Reference..........................       63

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these notes and seeking offers to buy these notes only in jurisdictions where offers and sales are permitted.

Neither we nor the agents claim that the information contained in this prospectus or the applicable prospectus supplement or pricing supplement is accurate as of any date other than the dates on their respective covers.

                             ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, AMB Property, L.P. may sell the Series B medium-term notes described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus sets forth certain terms of the notes that we may offer.

Each time we offer notes, we will attach a prospectus supplement or pricing supplement to this prospectus. The supplement will contain the specific description of the notes we are then offering and the terms of the offering. The supplement will supersede this prospectus to the extent it contains information that is different from the information contained in this prospectus.

It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement or pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in "Where You Can Find More Information" in this prospectus.

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we", "us" or "our" mean AMB Property, L.P. and our subsidiaries.

                           FORWARD-LOOKING STATEMENTS

     Some of the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement or pricing supplement contains forward-looking statements, such as those pertaining to our (including certain of our subsidiaries') capital resources, portfolio performance, anticipated property acquisitions, dispositions and development, other anticipated transactions, financial performance, results of operations and anticipated market conditions and demographics. Likewise, the pro forma financial statements and other pro forma information incorporated by reference in this prospectus and the accompanying prospectus supplement or pricing supplement also contain forward-looking statements. In addition, all statements regarding anticipated growth in our earnings per share and anticipated market conditions, demographics and results of operations are forward-looking statements. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes", "expects", "may", "will", "should", "seeks", "approximately", "intends", "plans", "pro forma", "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely upon them as predictions of future events. There is no assurance that the events or circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), AMB Property Corporation's failure to qualify and maintain its status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Risks" and elsewhere in the most recent annual report on Form 10-K and under the heading "Other Information--Business Risks" and elsewhere in the most recent quarterly report on Form 10-Q for AMB Property, L.P. and AMB Property Corporation and in our other filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus and the accompanying prospectus supplement or pricing supplement, as well as the matters discussed below under "Risk Factors". We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this prospectus or the accompanying prospectus supplement or pricing supplement, as applicable, or the dates indicated in the statements.


                AMB PROPERTY, L.P. AND AMB PROPERTY CORPORATION

     AMB Property, L.P., a Delaware limited partnership, is one of the leading owners and operators of industrial real estate nationwide. We are engaged in the acquisition, ownership, operation, management, renovation, expansion, and development of primarily industrial properties in target markets nationwide. Our investment strategy is to become a leading provider of High Throughput Distribution, or HTD, properties located near key passenger and cargo airports, highway systems and ports in major metropolitan areas, such as Atlanta, Chicago, Dallas/Fort Worth, Northern New Jersey/New York City, the San Francisco Bay Area, Southern California, Miami, and Seattle. Within each of our markets, we focus our investments in in-fill submarkets. In-fill sub-markets are characterized by supply constraints on the availability of land for competing projects as well as by having physical, political, or economic barriers to new development. High Throughput Distribution facilities are designed to serve the high-speed, high-value freight handling needs of today's supply chain, as opposed to functioning as long-term storage facilities.


     As of March 31, 2002, we owned and operated 914 industrial buildings and seven retail centers, totaling approximately 83.4 million rentable square feet, located in 26 markets nationwide. As of March 31, 2002, our industrial and retail properties were 94.4% and 87.2% leased, respectively. As of March 31, 2002, through our subsidiary, AMB Capital Partners, LLC, we also managed industrial buildings and retail centers, totaling approximately 2.6 million rentable square feet on behalf of various clients. In addition, we have invested in 40 industrial buildings, totaling approximately 4.9 million rentable square feet, through unconsolidated joint ventures.



     As of March 31, 2002, we had six retail centers and four industrial properties which were held for divestiture. Over the next few years, we intend to dispose of non-strategic assets and redeploy the resulting capital into industrial properties in supply constrained markets in the U.S. and internationally that better fit our current investment focus.


     As of March 31, 2002, AMB Property Corporation owned an approximate 94.4% general partnership interest in us, excluding preferred units. As our sole general partner, AMB Property Corporation has full, exclusive, and complete responsibility and discretion in our day-to-day management and control.

     AMB Property Corporation is self-administered and self-managed and expects that it has qualified and will continue to qualify as a real estate investment trust for federal income tax purposes beginning with the year ending December 31, 1997. Because AMB Property Corporation is a self-administered and self-managed real estate investment trust, our employees perform its administrative and management functions, rather than it relying on an outside manager for these services.

     Our principal executive office is located at Pier 1, Bay 1, San Francisco, CA 94111, and our telephone number is (415) 394-9000. We also maintain a regional office in Boston, Massachusetts. As of March 31, 2002, we employed 184 individuals, 137 at our San Francisco headquarters and 47 in our Boston office.

     The following marks are the registered trademarks of AMB Property Corporation, our general partner: AMB(R); Customer Alliance Partners(R); Customer Alliance Program(R); Development Alliance Partners(R); Development Alliance Program(R); eSpace(R); HTD(R); High Throughput Distribution(R); Institutional Alliance Partners(R); Institutional Alliance Program(R); Management Alliance Partners(R); Management Alliance Program(R); UPREIT Alliance Partners(R); and UPREIT Alliance Program(R). The following marks are the unregistered trademarks of AMB Property Corporation, our general partner: Broker Alliance Partners(TM); Broker Alliance Program(TM); Strategic Alliance Partners(TM); and Strategic Alliance Programs(TM).

                                  RISK FACTORS

     An investment in the notes involves various material risks. You should carefully consider the risk factors under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Risks" and elsewhere in the most recent annual report on Form 10-K or under the heading "Other Information--Business Risks" and elsewhere in the most recent quarterly report on Form 10-Q for each of AMB Property, L.P. and AMB Property Corporation, and in our other filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus and any accompanying prospectus supplement and pricing supplement, as well as the following risk factors before purchasing the notes.

GENERAL RISKS RELATING TO THE NOTES

 THE NOTES AND THE GUARANTEES WILL BE STRUCTURALLY SUBORDINATED AND, AS A RESULT, OTHER CREDITORS MAY BE ENTITLED TO REPAYMENT BEFORE OUR ASSETS ARE AVAILABLE TO SATISFY OUR OBLIGATIONS UNDER THE NOTES.

     The notes will be our direct, senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be effectively subordinated to our mortgages and other secured indebtedness, which encumber certain of our assets, and to all of the indebtedness of our subsidiaries. As a result, in the event of our bankruptcy or liquidation, any holders of our mortgages or other secured indebtedness would be entitled to be repaid in full before our assets would be available to satisfy our obligations on the notes, and in the event of a bankruptcy or liquidation of any of our subsidiaries, the creditors of that subsidiary would be entitled to be repaid in full before any assets of that subsidiary would be available to satisfy our obligations on the notes. In addition, the guarantee of the notes by AMB Property Corporation will be effectively subordinated to all of the mortgages and other secured indebtedness of AMB Property Corporation and all of the indebtedness of its subsidiaries. As of March 31, 2002, the total outstanding indebtedness for AMB Property, L.P., its subsidiaries and the other subsidiaries of AMB Property Corporation was approximately $2.1 billion of which approximately $1.2 billion was secured. Approximately $787 million of this secured debt is non-recourse secured debt of consolidated joint ventures. Subject to certain limitations, AMB Property, L.P. and AMB Property Corporation may each incur additional indebtedness. Although AMB Property Corporation's board of directors has adopted a policy of limiting AMB Property Corporation's debt-to-total market capitalization ratio to approximately 45% or less, neither AMB Property Corporation's nor AMB Property, L.P.'s organizational documents limit the amount of indebtedness that each may incur. In addition, the aggregate amount of indebtedness that we and AMB Property Corporation may incur under this policy varies directly with the valuation of AMB Property Corporation's capital stock and the number of shares of its capital stock outstanding. Accordingly, we and AMB Property Corporation would be able to incur additional indebtedness as a result of increases in the market price per share of AMB Property Corporation's capital stock.

  THE GUARANTEE BY AMB PROPERTY CORPORATION COULD BE VOIDED.

     AMB Property Corporation's obligations under its guarantee of each of the notes may be subject to review under state or federal transfer laws in the event of AMB Property Corporation's bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of AMB Property Corporation, such as a trustee in bankruptcy, if a court were to find that when AMB Property Corporation entered into the guarantees, it received less than fair consideration or reasonably equivalent value for the guarantees and either:

      --   was insolvent,

      --   was rendered insolvent,

      -- was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital,

      -- intended to incur or believed that it would incur debts beyond its ability to pay as the debts matured, or

      -- entered into the guarantees with actual intent to hinder, delay or defraud its creditors, then the court could void the guarantees and AMB Property Corporation's obligations under the guarantees, and direct the return of any amounts paid under the guarantees to AMB Property Corporation or to a fund for the benefit of its creditors. Furthermore, to the extent that AMB Property Corporation's obligations under the guarantees of the notes exceeds the actual benefit that it receives from the issuance of the notes, AMB Property Corporation may be deemed not to have received fair consideration or reasonably equivalent value from the guarantees. As a result, the guarantees and AMB Property Corporation's obligations under the guarantees may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

 AN ABSENCE OF A MARKET FOR THE NOTES MAY AFFECT THE LIQUIDITY OF THE NOTES.

     The notes will be new securities for which there is currently no market. Although the agents have informed us that they currently intend to make a market in the notes, they are not obligated to do so and they may discontinue making a market in the notes at any time without notice. If an active market does not develop, the market price and liquidity of the notes may be materially and adversely affected. We cannot assure you that all or any substantial portion of the notes will be sold. Unless otherwise provided in the applicable prospectus supplement or pricing supplement, we do not intend to apply for listing of the notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the notes will develop and no assurance can be given as to the prices at which the notes might trade. In particular, there can be no assurance that the market price for the notes will be at or above the purchase price of the notes. The liquidity of, and trading market for, the notes may also be materially and adversely affected by declines in the market for debt securities generally. Such a decline may materially and adversely affect the liquidity and trading of the notes independent of our financial performance and prospects.

RISKS RELATING TO INDEXED NOTES

     An investment in indexed notes presents certain significant risks not associated with other types of securities. Investors in indexed notes may lose their entire investment. Risks associated with a particular indexed note may be set forth more fully in the applicable prospectus supplement or pricing supplement.

 BECAUSE THE DIRECTION AND MAGNITUDE OF THE CHANGE IN THE VALUE OF THE RELEVANT INDEX DETERMINES THE PRINCIPAL AMOUNT OF AN INDEXED NOTE PAYABLE AT MATURITY AND/OR THE AMOUNT OF INTEREST PAYABLE, YOU MAY LOSE YOUR PRINCIPAL AND INTEREST ON INDEXED NOTES.

     Indexed notes are notes that may be issued by us with the principal amount payable at maturity, and/or the amount of interest payable on an interest payment date, to be determined by reference to currencies, currency units, commodity prices, financial or nonfinancial indexes or other factors. The direction and magnitude of the change in the value of the relevant index will determine either or both the principal amount of an indexed note payable at maturity or the amount of interest payable on an interest payment date. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Accordingly, the holder of an indexed note may lose all or a portion of the principal invested in an indexed note and may receive no interest on the indexed note.

 THE RELEVANT INDEX CAN BE VOLATILE AND YOUR RETURN ON AN INDEXED NOTE MAY BE ADVERSELY AFFECTED BY A FLUCTUATION IN THE LEVEL OF THE RELEVANT INDEX.

     Certain indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, an indexed note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an indexed note is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed notes may be adversely affected by a fluctuation in the level of the relevant index.

     The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets, any of which could adversely affect the value of an indexed note.

 THE TAX RAMIFICATIONS OF INDEXED NOTES ARE UNCERTAIN AND AS A RESULT, WE CANNOT ASSURE YOU THAT THERE WILL NOT BE NEGATIVE TAX CONSEQUENCES TO YOUR INVESTMENT IN AN INDEXED NOTE.

     The treatment of indexed notes for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Accordingly, investors in indexed notes should, in general, be capable of independently evaluating the federal income tax consequences applicable in their particular circumstances of purchasing an indexed note.

 IF RELEVANT INDICES ARE ALTERED, BECOME UNAVAILABLE OR ARE INFREQUENTLY TRADED, THE VALUE OF OR YOUR RETURN ON INDEXED NOTES COULD DECREASE.

     Some indices reference several different currencies, commodities, securities or other financial instruments. The compiler of an index of this type typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on the indexed note.

     An index may become unavailable due to factors including war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying the index. If an index becomes unavailable, the determination of principal of or interest on an indexed note may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed note.

     Indexed notes may be linked to indices which are not commonly utilized or have been recently developed. A lack of a trading history may make it difficult to anticipate the volatility or other risks to which the note is subject. In addition, there may be less trading in indices of this type or instruments underlying indices of this type, which could increase the volatility of the indices and decrease the value of or return on the indexed notes.

FOREIGN CURRENCY RISKS

     Foreign currency rates of exchange and other factors affecting the risks of investing in securities denominated in foreign currencies change continuously. This prospectus summarizes some of the risks of investing in notes denominated in a foreign currency. You should consult your own financial and legal advisors about the risks of investing in these notes. The notes, when denominated in a foreign currency, are not an appropriate investment for investors who do not have experience with foreign currency transactions.

     The information in this prospectus is directed to prospective purchasers who are United States residents. If you are a resident of a country other than the United States, you should consult your own financial, tax and legal advisors to discuss matters that may affect your purchase, holding or receipt of payments of principal and interest on the notes. We, AMB Property Corporation and the agents disclaim any responsibility for advising you on these matters.

 ANY FOREIGN CURRENCY SPECIFIED BY US FOR A PARTICULAR NOTE MAY DEPRECIATE AGAINST THE U.S. DOLLAR, CAUSING THE EFFECTIVE YIELD OF THE NOTE TO DECREASE BELOW ITS COUPON RATE AND, IN CERTAIN INSTANCES, RESULTING IN A LOSS TO YOU; A SPECIFIED FOREIGN CURRENCY MAY BECOME UNAVAILABLE DUE TO THE IMPOSITION OF EXCHANGE CONTROLS OR OTHER CIRCUMSTANCES BEYOND OUR CONTROL AND AS A RESULT, WE MAY MAKE REQUIRED PAYMENTS IN AN EQUIVALENT AMOUNT OF U.S. DOLLARS OR, IN CERTAIN CIRCUMSTANCES, EUROS.

     Investments in securities denominated in foreign currencies have significant risks that are not associated with investments denominated in U.S. dollars. These risks include, without limitation, the possibility that rates of exchange between the U.S. dollar and foreign currencies may change significantly and the possibility that either the Unites States or foreign governments will impose or modify foreign exchange controls. Economic and political events over which we have no control also may increase foreign currency risks. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile, and you may expect that volatility to continue in the future. Historical fluctuations in any particular exchange rate do not necessarily indicate, however, the type of fluctuations in the rate that may occur during the term of any note. If the currency specified by us in the applicable prospectus supplement or pricing supplement for a particular note were to depreciate against the U.S. dollar, the effective yield of the note would decrease below its coupon rate and in certain circumstances could result in a loss to the investor.

     Governments have imposed exchange controls in the past and may do so in the future. Exchange controls could affect exchange rates and limit the availability of a foreign currency specified in the applicable prospectus supplement or pricing supplement at the time a payment on a note is due in that currency. Even if governments do not impose exchange controls, it is possible that a foreign currency will not be available at the time a payment is due in that currency. If the specified currency is a foreign currency, in the event the foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, we may generally make required payments in an equivalent amount of U.S. dollars, determined by the exchange rate agent, on the basis of the market exchange rate for the specified currency on the second business day prior to the payment date or, if the market exchange rate is not then available, on the basis of the most recently available market exchange rate. However, if the specified currency is replaced by a single European currency, the payment of principal of, and premium, if any, or interest, on the note denominated in the specified currency will be paid in the new single European currency in conformity with legally applicable measures pursuant to the treaty establishing the European Community, as amended by the treaty on European Unity. The market exchange rate for the specified currency is the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by, or if not so certified, as otherwise determined by, the Federal Reserve Bank of New York.

     Further, if the specified currency is a composite currency that is unavailable due to circumstances beyond our control, then we may make payments on the note in an equivalent amount of U.S. dollars. The amount of the U.S. dollar payment shall be determined by the exchange rate agent by aggregating the U.S. dollar equivalents of each of the component currencies. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The exchange rate agent shall determine the U.S. dollar equivalent of each of the component currencies using the most recently available market exchange rate for each component currency.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency will be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies will be replaced by an amount in the single currency equal to the sum of the amounts of the consolidated component currencies expressed in the single currency. If any component currency is divided into two or more currencies, the amount of the original component currency will be replaced by the amounts of the two or more currencies, the sum of which will be equal to the amount of the original component currency.

     If we denominate notes in a foreign currency, the applicable prospectus supplement or pricing supplement will contain information about the specified currency, including information about any foreign exchange controls that apply to the foreign currency as of the date of the applicable prospectus supplement or pricing supplement. We will furnish that information for information purposes only and you should not regard it as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

 WE CANNOT ASSURE YOU THAT A COURT IN THE UNITED STATES GRANTING A JUDGMENT WITH RESPECT TO THE NOTES WOULD USE THE RATE OF CONVERSION INTO U.S. DOLLARS THAT WOULD BE IN EFFECT ON THE DATE OF DEFAULT, THE DATE THE JUDGMENT WAS RENDERED, OR SOME OTHER DATE.

     The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes resulted in a judgment against us in a court in the United States, it is likely that the court would grant judgment only in U.S. dollars. It is not clear, however, whether in granting that judgment, the court would use the rate of conversion into U.S. dollars that would be in effect on the date of default, the date the judgment was rendered, or some other date.

                                USE OF PROCEEDS

     Unless we indicate otherwise in the applicable prospectus supplement or pricing supplement, we intend to use the net proceeds from the sale of notes offered by this prospectus for general purposes, which may include the acquisition or development of additional properties and the repayment of indebtedness, including inter-company indebtedness. Initially, we may temporarily invest net proceeds from the sale of the notes in short-term securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth AMB Property Corporation's ratios of earnings to fixed charges for the periods indicated:

FISCAL YEAR ENDED DECEMBER 31,
-------------------------------
1997  1998   1999   2000   2001
----  ----   ----   ----   ----
5.6x  2.5x   2.5x   2.0x   1.9x

     AMB Property Corporation's fiscal year ended December 31, 1997 includes the historical results of AMB Institutional Realty Advisors, Inc., AMB Property Corporation's predecessor, for the period from January 1, 1997 through November 25, 1997, and AMB Property Corporation's historical results for the period from November 26, 1997 to December 31, 1997.

     The following table sets forth AMB Property, L.P.'s ratios of earnings to fixed charges for the periods indicated:

 PERIOD FROM
  INCEPTION
(NOVEMBER 26,
   1997 TO       FISCAL YEAR ENDED DECEMBER 31,
DECEMBER 31,    ---------------------------------
    1997         1998     1999     2000     2001
-------------   ------   ------   ------   ------
    3.2x         2.5x     2.7x     2.1x     2.0x

     We and AMB Property Corporation have computed the ratios of earnings to fixed charges by dividing fixed charges, excluding capitalized interest, plus income from continuing operations including income from minority interests which have fixed charges and including distributed operating income from unconsolidated joint ventures instead of income from unconsolidated joint ventures, by fixed charges. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, amortization of debt issuance costs and preferred dividends of subsidiaries not eliminated in consolidation.

                              DESCRIPTION OF NOTES

     The following description of the notes will apply to each note offered by this prospectus unless we specify otherwise in the applicable prospectus supplement or pricing supplement. The applicable prospectus supplement or pricing supplement for your notes may specify different or additional terms.

GENERAL

     We will issue the notes under the Indenture dated as of June 30, 1998, as supplemented by the First Supplemental Indenture dated as of June 30, 1998, the Second Supplemental Indenture dated as of June 30, 1998, the Third Supplemental Indenture dated as of June 30, 1998 and the Fourth Supplemental Indenture dated as of August 15, 2000, and as will be further supplemented by the Fifth Supplemental Indenture, to be dated the date we commence the medium-term note program, among us, AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee. We have filed a copy of the indenture with the Securities and Exchange Commission and the indenture is incorporated into this prospectus and the applicable prospectus supplement or pricing supplement by reference.

     Unless the applicable prospectus supplement or pricing supplement indicates otherwise, each note will have the following terms:

      -- Each note will mature in nine months or more from the date it is issued.

      -- We may only redeem a note and you may only have us repay a note before its maturity date if it specifies that we or you, respectively, may do so in the applicable prospectus supplement or pricing supplement.

      -- We may issue up to $400,000,000, or its equivalent in one or more foreign or composite currencies, of medium-term notes, Series B, which will constitute a single series of debt securities under the indenture, which amount may be increased from time to time without the consent of the holders of the notes.


      -- The notes will be our senior unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding, including our 7.10% Notes due 2008, 7.50% Notes due 2018 and 6.90% Reset Put Securities due 2015--Putable/ Callable 2005, $400 million in medium-term notes of our first series, and balances outstanding under our $500 million credit facility with JPMorgan Chase Bank (formerly Morgan Guaranty Trust Company of New York).


      -- Our obligations under each of the notes will be unconditionally guaranteed on an unsecured basis by AMB Property Corporation.

      -- The notes will be substantially identical except possibly for currency denomination, interest, interest payment dates, maturity date, issue date and applicable redemption and repayment provisions.

      -- We will not have to deposit funds into a sinking fund before the maturity date for any note.

      -- We will issue the notes in fully registered, book-entry form without coupons.

     We will sell the notes in individual issues. We and the initial purchaser of each note will mutually agree to, among other things, the interest rate, maturity date and issue date for the note. Interest rates offered by us with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in a single transaction. We will only pay interest and principal on the notes on "business days" (as defined under "Certain Definitions").

     Unless we specify otherwise in the applicable prospectus supplement or pricing supplement, or unless we notify the holders otherwise, the place of payment where the principal of, and premium, if any, and interest on the notes will be payable and notes may be surrendered for the registration of transfer or exchange will be the office of the trustee's affiliate, State Street Bank and Trust Company, at 61 Broadway, 15th Floor, New York, New York 10006; provided, however, that at our option, interest may be paid by check mailed to the address of the person entitled to the payment as the person's address appears in our security register or by wire transfer, if proper wire instructions are on file with the trustee or are received at presentment, to an account maintained by the payee located in the United States. Unless we notify the holders otherwise, the place where notices or demands to or upon us with respect to the notes may be served will be the Corporate Trust office of the trustee at 633 West Fifth Street, 12th Floor, Los Angeles, California 90071.

GLOBAL NOTES

     Unless we specify otherwise in the applicable prospectus supplement or pricing supplement, the notes will be issued in the form of one or more fully registered book-entry debt securities that will be deposited with, or on behalf of, the Depository Trust Company. We refer to these notes as "global notes".

     We anticipate that the global notes will be deposited with, or on behalf of the Depository Trust Company, and that the global notes will be registered in the name of Cede & Co., the Depository Trust Company's nominee. Unless we specify otherwise in the applicable prospectus supplement or pricing supplement, we further anticipate that the following provisions will apply to the depository arrangements with respect to the global notes.

     So long as the Depository Trust Company or its nominee is the registered owner of the global notes, the Depository Trust Company or its nominee, as the case may be, will be considered the sole holder of the notes represented by a global note for all purposes under the indenture. Except as described below, owners of beneficial interests in the global notes will not be entitled to have notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the owners or holders of the notes under the indenture. The laws of some states require that certain purchasers of securities take physical delivery of securities in certificated form. Accordingly, these laws may limit the transferability of beneficial interests in the global notes.

     The global notes will be exchangeable for certificated notes only if:

      -- the Depository Trust Company notifies us that it is unwilling or unable to continue as depository or the Depository Trust Company ceases to be a clearing agency registered under the Securities Exchange Act (if required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within 90 days after we receive this notice or become aware of the ineligibility;

      -- we, in our sole discretion, determine that the global notes will be exchangeable for certificated debt securities; or

      -- there shall have occurred and be continuing an event of default with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the notes represented by global notes advise the Depository Trust Company to cease acting as depository. Upon any exchange, owners of a beneficial interest in the global notes will be entitled to physical delivery of individual notes in certificated form of like tenor, terms and rank, equal in principal amount to the beneficial interest, and to have the notes in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the Depository Trust Company's relevant participants to the trustee.

Notes so issued in certificated form will be issued in minimum denominations of, if the specified currency is U.S. dollars, $1,000 and in any larger amount in integral multiples of $1,000 or, if the specified currency of is a currency other than U.S. dollars or a composite currency, the equivalent in such foreign currency or composite currency determined in accordance with the market exchange rate for such foreign or composite currency on the business day immediately preceding the date on which we accept the offer to purchase the notes, of U.S. $1,000 (rounded to an integral multiple of 1,000 units of the foreign or composite currency), and in any larger amount in integral multiples of 1,000 units, and will be issued in registered form only, without coupons.

     The following is based on information furnished to us by the Depository Trust Company:

     The Depository Trust Company will act as securities depository for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depository Trust Company's nominee). One fully registered certificate will be issued with respect to each $400 million (or such other amount as shall be permitted by the Depository Trust Company from time to time) of principal amount of the notes, and an additional certificate will be issued with respect to any remaining principal amount.

     The Depository Trust Company is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. The Depository Trust Company holds securities that its participants deposit with the Depository Trust Company. The Depository Trust Company also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules applicable to the Depository Trust Company and its participants are on file with the Securities and Exchange Commission.

     Purchases of notes under the Depository Trust Company system must be made by or through direct participants, which will receive a credit for the notes on the Depository Trust Company's records. The ownership interest of each actual purchaser of each note, referred to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from the Depository Trust Company of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in notes are accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in notes, except under the circumstances described above.

     To facilitate subsequent transfers, the notes are registered in the name of the Depository Trust Company's nominee, Cede & Co. The deposit of the notes with the Depository Trust Company and their registration in the name of Cede & Co. will effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of the notes. The Depository Trust Company records reflect only the identity of the direct participants to whose accounts notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by the Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither the Depository Trust Company nor Cede & Co. consents or votes with respect to the notes. Under its usual procedures, the Depository Trust Company mails a proxy, referred to as an omnibus proxy, to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

     Principal payments, premium payments and interest payments on the notes will be made to the Depository Trust Company. The Depository Trust Company's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on the Depository Trust Company's records unless the Depository Trust Company has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and are the responsibility of the direct and indirect participants and not our responsibility or the responsibility of the Depository Trust Company, or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, and premium, if any, and interest to the Depository Trust Company is our responsibility or the responsibility of the trustee. Disbursement of these payments to direct participants is the responsibility of the

Depository Trust Company, and disbursement of these payments to the beneficial owners is the responsibility of direct and indirect participants.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the notes represented by the global notes are being redeemed, the Depository Trust Company's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

     The Depository Trust Company may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or the trustee. In that case, in the event that a successor securities depository is not appointed, certificates are required to be printed and delivered as described above.

     We may decide to discontinue use of the system of book-entry transfers through the Depository Trust Company or a successor securities depository. In that event, certificates will be printed and delivered as described above.

     Neither we, the agents or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the notes, or for maintaining, supervising or reviewing any records relating to beneficial interests.

INTEREST PROVISIONS

  GENERAL

     We will generally pay interest (other than defaulted interest) on the interest payment dates to those who are registered holders of notes on the applicable record date as described below under "--Fixed Rate Notes" and "--Floating Rate Notes--Interest Rate Reset Dates, Interest Payment Dates and Record Dates" in this prospectus, except that interest payable at maturity will be payable to the person to whom principal is payable. We will pay interest due on a redemption date, repayment date or maturity date to the same person to whom we are paying the principal amount. However, if we would have made a regular interest payment on the redemption, repayment or maturity date, we will make that regular interest payment to the registered holder as of the applicable record date, even if it is not the same person to whom we are paying the principal amount.

     If we originally issue a note between a record date and an interest payment date, we will make the first payment of interest on the interest payment date following the next record date to the registered owner on that record date.

     Unless the applicable prospectus supplement or pricing supplement specifies otherwise, payments of interest on any note on any interest payment date, maturity date, redemption date or repayment date will include interest accrued from and including the immediately preceding interest payment date (or from and including the date of issue if no interest has been paid or duly provided for), to, but excluding, the interest payment date, maturity date or redemption date. However, in case the interest rate on a note is reset daily or weekly, unless the applicable prospectus supplement or pricing supplement specifies otherwise, the interest payments will include interest accrued only from but excluding the record date through which interest has been paid (or from and including the date of issue, if no interest has been paid) through and including the record date next preceding the applicable interest payment date, except that the interest payment on maturity, redemption or repayment, as applicable, will include interest accrued to, but excluding, that date. If any interest payment date, maturity date, repayment date or redemption date falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day as if made on the date the payment was due, and no interest will accrue on the payment for the period from and after the interest payment date, maturity date or redemption date, or repayment date, as the case may be, to the date of the payment on the next succeeding business day.

  FIXED RATE NOTES

     Fixed rate notes will bear interest at the rate specified in the applicable prospectus supplement or pricing supplement.

     Unless we specify otherwise in the applicable prospectus supplement or pricing supplement, the interest payment dates for fixed rate notes will be June 30 and December 30 of each year. If an interest payment date (or maturity or redemption date) for any fixed rate note falls on a day that is not a business day, we will pay the interest (or interest and principal) on the next business day. However, with respect to the particular interest payment period, interest on the payment will not accrue for the period from the original interest payment date (or maturity or redemption date) to the date we make the payment. We will calculate the interest based on a 360-day year of twelve 30-day months.

     Unless we specify otherwise in the applicable prospectus supplement or pricing supplement, the record date for fixed rate notes is June 15 for a June 30 interest payment date, December 15 for a December 30 interest payment date and the date that is 15 calendar days before any other interest payment date, whether or not those dates are business days.

  FLOATING RATE NOTES

     General Information. Floating rate notes will bear interest based on an index specified in the applicable prospectus supplement or pricing supplement. Unless we provide otherwise in the applicable prospectus supplement or pricing supplement, State Street Bank and Trust Company of California, N.A. will be the "calculation agent" that calculates the interest on floating rate notes.

     Each floating rate note will have the following terms, which will be set forth in the applicable pricing supplement or pricing supplement for that note:

      -- whether the floating rate note is a "regular floating rate note", a "floating rate/fixed rate note" or an "inverse floating rate note";

      -- the interest rate basis or index to be used to determine the note's interest rate;

      -- the "index maturity", which means the period to maturity of the instrument or obligation on which the interest rate formula is based (for example, LIBOR may be different for one-month U.S. dollar deposits and for three-month U.S. dollar deposits; if the applicable prospectus supplement or pricing supplement for a note specifies LIBOR as the index and three months as the index maturity, we would pay interest on the note based on LIBOR for three-month U.S. dollar deposits);

      -- the frequency of changes of the interest rate on the note (i.e., daily, weekly, monthly, quarterly, semi-annually or annually);

      -- the dates as of which the calculation agent will determine the new interest rate, if these dates differ from those described in this prospectus;

      --   the dates on which the interest rate will change; and

      -- the calculation agent for the notes, if State Street Bank and Trust Company of California, N.A. is not the calculation agent.

     Each floating rate note may also have the following terms, which will also be set forth in the applicable prospectus supplement or pricing supplement for that note, if applicable:

      -- the "spread", which is the number of basis points that the calculation agent will add to or subtract from the interest rate determined for a particular date on which a new interest rate is determined (for example, if a note bears interest at LIBOR plus .01%, and the calculation agent determines that LIBOR is 5.00% per year, the note will bear interest at 5.01% per year until the next date on which the interest rate changes);

      -- the "spread multiplier", which is the number by which the calculation agent will multiply the interest rate determined for a particular date on which a new interest rate is determined (for example, if a note bears interest at 90% of LIBOR, and the calculation agent determines that LIBOR is 5.00% per year, the note will bear interest at 4.50% per year until the next date on which the interest rate changes);

      -- the "maximum interest rate", or the ceiling on the rate of interest that may accrue on the note during any interest period; and

      -- the "minimum interest rate", or the floor on the rate of interest that may accrue during any interest period.

     Unless the applicable prospectus supplement or pricing supplement indicates otherwise, the interest rate borne by floating rate notes will be determined as follows:

      -- Unless the floating rate note is designated as a "floating rate/fixed rate note" or an "inverse floating rate note" or as having an addendum attached or having "Other/Additional Provisions" (as set forth in the note or the applicable prospectus supplement or pricing supplement) apply, the floating rate note will be designated as a "regular floating rate note" and, except as described below or in the applicable prospectus supplement or pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any. Commencing on the initial date on which the interest rate changes, the rate at which interest on a regular floating rate note will be payable will be reset as of each date on which the interest rate changes. However, the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate.

      -- If the floating rate note is designated as a "floating rate/fixed rate note", then, except as described below or in the applicable prospectus supplement or pricing supplement, the floating rate note will bear interest at the rate determined by reference to the applicable interest rate basis or bases (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any. Commencing on the initial date on which the interest rate changes, the rate at which interest on a floating rate/fixed rate note will be payable will be reset as of each date on which the interest rate changes. However, (1) the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate and (2) the interest rate in effect for the period commencing on the date the fixed rate commences to the maturity date will be the fixed interest rate, if the rate is specified in the applicable prospectus supplement or pricing supplement or, if no such fixed interest rate is specified, the interest rate in effect thereon on the day immediately preceding the date the fixed rate commences.

      -- If the floating rate note is designated as an "inverse floating rate note", then, except as described below or in the applicable prospectus supplement or pricing supplement, the floating rate note will bear interest at the fixed interest rate specified in the applicable prospectus supplement or pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any. However, unless otherwise specified in the applicable prospectus supplement or pricing supplement, the interest rate thereon will not be less than zero. Commencing on the initial date on which the interest rate changes, the rate at which interest on an inverse floating rate note shall be payable shall be reset as of each date on which the interest rate changes. However, the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate.

If a floating rate note is designated as having an addendum attached as specified on its face, the floating rate note will bear interest in accordance with the terms described in the addendum and the applicable prospectus supplement or pricing supplement instead of as set forth above.

     The calculation agent will round all percentages resulting from any interest rate calculations to the nearest one hundred-thousandth of a percentage point, if necessary, with five millionths of a percentage point rounded upward. For example, the calculation agent will round 9.876545% to 9.87655%. The calculation agent will also round all U.S. dollar amounts used in or resulting from the calculations to the nearest cent, or in the case of foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upward).

     If you own a floating rate note, you may ask the calculation agent to provide you with the current interest rate at any time. You may also ask the calculation agent to provide you with the interest rate that will apply as of the next date on which the interest rate changes if the calculation agent has determined the rate. All interest rate determinations made by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

     The following table sets forth the most common interest rate indexes that we may use, the source in which we expect the index rate to be published, the date on which a new interest rate is determined and calculation basis for notes with interest rates based on each index. The Certain Definitions subsection of this Description of Notes sets out with greater specificity the procedures to determine interest rates based on each index, and we encourage you to review the Certain Definitions provisions that describe how the calculation agent will determine the interest rate for your note.


                                   PRIMARY                        INTEREST RATE             CALCULATION
        INDEX                   SOURCE OF RATE                  DETERMINATION DATE            BASIS*
---------------------  --------------------------------  --------------------------------  -------------
CD Rate..............  H.15(519)** under the heading     Second business day preceding      Actual/360
                       "CDs (Secondary Market)"          the date on which the interest
                                                         rate changes
CMT Rate.............  The page of the Bridge Telerate   Second business day preceding     Actual/Actual
                       Inc. specified in the applicable  the date on which the interest prospectus supplement or pricing  rate changes
                       supplement under the caption
                       ". . . Treasury Constant
                       Maturities . . . Federal Reserve
                       Board Release H.15 . . . Mondays
                       Approximately 3:45 p.m." under
                       the column for the Designated
                       CMT Maturity Index***
Commercial Paper
  Rate...............  H.15(519) under the heading       Second business day preceding      Actual/360
                       "Commercial                       the date on which the interest
                       Paper--Non-financial"             rate changes
EURIBOR..............  On page 248 of Bridge Telerate,   Second day on which the Trans-     Actual/360
                       Inc. (or any successor service)   European Automated Real-time
                       or any other page as may replace  Gross Settlement Transfer System
                       page 248 on that service          is open preceding the date on
                                                         which the interest rate changes
Federal Funds Rate...  H.15(519) under the heading       Second business day preceding      Actual/360
                       "Federal Funds (Effective)"       the date on which the interest
                                                         rate changes
LIBOR................  Page 3750 of the Bridge           Second business day preceding      Actual/360
                       Telerate, Inc.                    the date on which the interest
                                                         rate changes
Prime Rate...........  H.15(519) under the heading       Second business day preceding      Actual/360
                       "Bank Prime Loan"                 the date on which the interest
                                                         rate changes
Treasury Rate........  On page 56 or page 57 of Bridge   The day the federal government    Actual/Actual
                       Telerate, Inc. (or any successor  auctions Treasury Bills for the
                       service) under the caption        week in which the date on which
                       "INVESTMENT RATE"                 the interest rate change falls
                                                         (generally Monday, but may be
                                                         either the following Tuesday or
                                                         the preceding Friday if Monday
                                                         is a legal holiday)


------------
  * The calculation agent will compute the interest for each day in the applicable interest period by dividing the interest rate applicable to each such day by:

     -- 360 ("Actual/360"), in the case of floating rate notes for which an applicable interest rate basis is the CD rate, the commercial paper rate, the federal funds rate, LIBOR, EURIBOR or the prime rate; or

     -- the actual number of days in the year ("Actual/Actual"), in the case of floating rate notes for which an applicable interest rate basis is the CMT rate or the Treasury rate.

 ** "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System.


*** "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either one, two, three, five, seven, ten, 20 or 30 years, specified in an applicable prospectus supplement or pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement or pricing supplement, the Designated CMT Maturity Index will be two years.

     Interest Rate Reset Dates, Interest Payment Dates and Record Dates. The calculation agent will generally determine the initial interest rate as if the issue date of the note were a date on which the interest rate changes. Unless we specify otherwise in the applicable prospectus supplement or pricing supplement, the record date for floating rate notes is the close of business on the date that is 15 calendar days before the interest payment date, whether or not that date is a business day. The dates when the interest rate changes and interest payment dates are determined by the frequency with which we reset the interest rate, as follows:

 FREQUENCY OF INTEREST RESET      INTEREST RATE RESET DATE*        INTEREST PAYMENT DATE**
-----------------------------   -----------------------------   -----------------------------
Daily                           Each business day               Third Wednesday of each month
                                                                or third Wednesday of March,
                                                                June, September and December
                                                                of each year, as indicated in
                                                                the applicable prospectus
                                                                supplement or pricing
                                                                supplement
Weekly (other than Treasury     Wednesday of each week          Third Wednesday of each month
  rate-based notes)                                             or third Wednesday of March,
                                                                June, September and December
                                                                of each year, as indicated in
                                                                the applicable prospectus
                                                                supplement or pricing
                                                                supplement
Weekly (Treasury rate-based     Tuesday of each week            Third Wednesday of each month
  notes)                                                        or third Wednesday of March,
                                                                June, September and December
                                                                of each year, as indicated in
                                                                the applicable prospectus
                                                                supplement or pricing
                                                                supplement
Monthly                         Third Wednesday of each month   Third Wednesday of each month
                                                                or third Wednesday of March,
                                                                June, September and December
                                                                of each year, as indicated in
                                                                the applicable prospectus
                                                                supplement or pricing
                                                                supplement
Quarterly                       Third Wednesday of March,       Third Wednesday of March,
                                June, September and December    June, September and December
                                of each year                    of each year
Semi Annually                   Third Wednesday of the two      Third Wednesday of the two
                                months of each year that we     months of each year that we
                                specify in the applicable       specify in the applicable
                                prospectus supplement or        prospectus supplement or
                                pricing supplement              pricing supplement
Annually                        Third Wednesday of the month    Third Wednesday of the month
                                of each year that we specify    of each year that we specify
                                in the applicable prospectus    in the applicable prospectus
                                supplement or pricing           supplement or pricing
                                supplement                      supplement

------------
 * If a date on which the interest rate changes falls on a day that is not a business day, we will postpone the date on which the interest rate changes to the next business day. However, if the postponement would cause the date on which the interest rate changes for a LIBOR-based note or a EURIBOR-based note to be in the next calendar month, we will move the date on which the interest rate changes to the immediately preceding business day. For Treasury rate-based notes, if an auction date falls on the day that would be a date on which the interest rate changes, the date on which the interest rate changes will be the first business day after the auction.

** We will also pay interest on each note on the maturity date or redemption date of that note. If an interest payment date (other than the maturity date or redemption date) for a floating rate note falls on a day that is not a business day, we will postpone the interest payment date to the next business day. However, if the postponement would cause the interest payment date for a LIBOR-based or EURIBOR-based note to be in the next calendar month, we will move the interest payment date to the immediately preceding business day. If the maturity date or redemption date for a floating rate note falls on a day that is not a business day, we will pay the principal and interest on the next business day, and the calculation agent will not include the interest payment date in calculating the interest due on that date.

GUARANTEES

     AMB Property Corporation will unconditionally guarantee our full and prompt payment of the principal of, premium, if any, and interest on each of the notes when they become due and payable. The guarantees of each of the notes by AMB Property Corporation will be effectively subordinated to all of the mortgages and other secured indebtedness of AMB Property Corporation and to all of the indebtedness of its subsidiaries.

REDEMPTION AND REPAYMENT

  REDEMPTION AT OUR OPTION

     We may not redeem any note prior to its maturity date unless, in the applicable prospectus supplement or pricing supplement for the note, it either:

      -- identifies a redemption commencement date after which we may redeem the note at our option at any time; or

      -- identifies a stated redemption date or dates on which we may redeem the notes at our option.


     If we specify in the applicable prospectus supplement or pricing supplement that we have the right to redeem your note on or after a certain redemption commencement date, then we may redeem the note, in whole or in part, at any time after that date by giving the registered holder of the note at least 30 but not more than 60 calendar days' notice. The note's redemption date will be the date on which the note is actually redeemed. We will redeem the note at the applicable redemption price, plus accrued and unpaid interest to the redemption date. The redemption price will be an amount equal to the initial redemption percentage specified in the applicable prospectus supplement or pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the redemption commencement date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed.


     If we specify in the applicable prospectus supplement or pricing supplement for your note that we have the right to redeem that note on a specified date or dates, then the note may be redeemed or repurchased in whole or in part on the specified date or dates if we give the registered holder at least 30 but not more than 60 calendar days' notice. We will redeem global notes in accordance with the applicable depository procedures, and any notices will also be given in accordance with those procedures. Any feature allowing us to redeem the notes might affect the market value of the notes. Since we may be expected to redeem the notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the proceeds at an effective interest rate as high as the interest rate on the note.

  REPAYMENT AT THE OPTION OF THE HOLDER

     You may not require us to repay your note prior to its maturity date unless, in the applicable prospectus supplement or pricing supplement for the note, we identify a specific optional repayment date or dates on which you may require us to repay your note at your option.

     If we specify in the applicable prospectus supplement or pricing supplement for your note that you have the right to require us to repay the note on a specified date or dates, then the note may be repaid in whole or in part in increments of $1,000 or other increments specified in the applicable prospectus supplement or pricing supplement (as long as any remaining principal is at least $1,000 or another specified minimum denomination) on the specified date or dates if the registered holder gives us at least 30 but not more than 60 calendar days' notice. The repayment price will be equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. We will repay global notes in accordance with the applicable depository procedures, and any notices will also be given in accordance with those procedures. Only the Depository Trust Company may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, owners of beneficial interests in global notes that desire to have all or any portion of the book-entry notes represented by the global notes repaid must instruct the participant through which they own their interest to direct the Depository Trust Company to exercise the repayment option on their behalf.

PAYMENT CURRENCY

     You must pay for the notes in the currency that we specify in the applicable prospectus supplement or pricing supplement. Currently, the United States has limited facilities to convert U.S. dollars into foreign currencies, and vice versa. However, you may establish non-U.S. dollar denominated checking or savings accounts at U.S. banks in the United States. Principal, any premium and interest on the notes is payable to you in the currency we specify in the applicable prospectus supplement or pricing supplement unless that currency is unavailable due to circumstances beyond our control. In such event, we may make payments on the note in an equivalent amount of U.S. dollars. The exchange rate agent will determine the amount of the U.S. dollar payment by using the market exchange rate for that currency on the second business day prior to the payment date or, if the market exchange rate is not then available, using the most recently available market exchange rate. However, if the specified currency is replaced by a single European currency, the payment of principal of (and premium, if any) or interest, if any, on the note denominated in the specified currency will be paid in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Unity. The market exchange rate for a specified currency is the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Payments under these circumstances in U.S. dollars or a new single European currency will satisfy our payment obligations on the note and will not constitute a default under the indenture.

     If the specified currency is a composite currency that is unavailable due to circumstances beyond our control, then we may make payments on the note in an equivalent amount of U.S. dollars. The amount of the U.S. dollar payment shall be determined by the exchange rate agent by aggregating the U.S. dollar equivalents of each of the component currencies. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The U.S. dollar equivalent of each of the component currencies shall be determined by the exchange rate agent on the basis of the most recently available market exchange rate for each component currency.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in the single currency equal to the sum of the amounts of the consolidated component currencies expressed in the single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

     All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the notes. Unless we provide otherwise in the applicable prospectus supplement or pricing supplement, State Street Bank and Trust Company of California, N.A. will be the exchange rate agent.

     Unless we specify otherwise in the applicable prospectus supplement or pricing supplement, we will issue the notes:

      -- in a minimum denomination of U.S. $1,000, or in integral multiples of U.S. $1,000, if the notes are denominated in U.S. dollars; or

      -- in a minimum denomination equivalent to U.S. $1,000, determined in accordance with the market exchange rate for such foreign or composite currency on the business day immediately preceding the date on which we accept the offer to purchase the notes, rounded to an integral multiple of 1,000 units of the currency in which the notes are denominated, and in any larger amount in integral multiples of 1,000 units of that currency, if the notes are denominated in a currency other than U.S. dollars.

     To determine whether holders of the requisite principal amount of notes have consented to a modification or alteration of the indenture, in addition to the notes denominated in U.S. dollars, the trustee will calculate the U.S. dollar equivalent of the principal amount of notes denominated in foreign currencies. This U.S. dollar equivalent will be based on the market exchange rate for each foreign currency on the latest date for which that rate was determined on or before the date for determining the holders that may give the required consent.

     The exchange rate agent will determine the market exchange rate for the applicable currency as of the day before we accept a purchase order for a note, and will determine the minimum denomination for that note based on that market exchange rate.

INDEXED NOTES

     We may determine the principal amount of and/or the amount of interest payable on certain of our indexed notes by reference to currencies, currency units, commodity prices, financial or non-financial indexes or other factors. We will indicate in the applicable prospectus supplement or pricing supplement if we will determine the amount of principal or interest payable in this manner. If you own indexed notes, you may receive a principal amount at maturity that is greater than or less than the face amount of the notes, depending upon the fluctuation of the relative value, rate or price of the specified index. If applicable, we will include in the applicable prospectus supplement or pricing supplement information about how we will determine the principal amount payable at maturity, the amount of interest payable, a historical comparison of the relative value, rate or price of the specified index and the face amount of the indexed note, and certain additional United States federal income tax considerations.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The indenture provides that we will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to, or merge with or into any other person unless:

      -- either we are the continuing person or the successor person, if other than us, is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes our obligations on the notes and under the indenture;

      -- immediately after giving effect to the transaction and treating any Debt, including Acquired Debt, which becomes an obligation of ours or any of our affiliates as a result of the transaction as having been incurred by us or the affiliate at the time of the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

      -- we deliver to the trustee an officers' certificate and legal opinion covering these conditions.

In the event that we are not the continuing person, then, for purposes of the second bullet point above, the successor person will be deemed to be us.

     Upon a merger, consolidation, sale, assignment, transfer, lease or conveyance described above in which we are not the continuing legal entity, the successor entity formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power that we have under the indenture with the same effect as if the successor entity has been named in our place in the indenture and we will be released, except in the case of a lease, from our obligations under the indenture and the notes.

     The indenture provides that neither AMB Property Corporation, as guarantor of the notes, nor any other guarantor, will in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

      -- either the guarantor is the continuing person or the successor person, if other than the guarantor, is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes the guarantor's obligations on the notes and under the indenture;

      -- immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

      -- the guarantor delivers to the trustee an officers' certificate and legal opinion covering these conditions.

     In the event that the guarantor is not the continuing corporation, then, for purposes of the second bullet point above, the successor corporation will be deemed to be the guarantor.

     Any consolidation, merger, sale, lease, assignment, transfer or conveyance permitted above is also subject to the condition precedent that the trustee receive an officers' certificate and legal opinion to the effect that the consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor corporation, complies with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

CERTAIN COVENANTS

     The indenture has the following covenants:

     AGGREGATE DEBT TEST. We may not, and may not permit any of our subsidiaries to, incur any Debt, including Acquired Debt, if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt on a pro forma basis, the aggregate principal amount of all our outstanding Debt and that of our subsidiaries, determined on a consolidated basis in accordance with United States generally accepted accounting principles, is greater than 60% of the sum of the following, without duplication:

      -- our Total Assets and that of our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

      -- the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of the fiscal quarter, including the proceeds obtained from the incurrence of the additional Debt, determined on a consolidated basis in accordance with United States generally accepted accounting principles.

     DEBT SERVICE TEST. We may not, and may not permit any of our subsidiaries to, incur any Debt, including Acquired Debt, if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt, and calculated on the following assumptions:

      -- the Debt and any other Debt, including Acquired Debt, incurred by us or any of our subsidiaries since the first day of the four-quarter period had been incurred, and the application of the proceeds from the Debt, including to repay or retire other Debt, had occurred, on the first day of the period;

      -- the repayment or retirement of any other Debt of us or any of our subsidiaries since the first day of the four-quarter period had occurred on the first day of the period, except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of the Debt during the period; and

      -- in the case of any acquisition or disposition by us or any of our subsidiaries of any asset or group of assets with a fair market value in excess of $1 million, since the first day of the four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, the acquisition or disposition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

     If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on the Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of the Debt outstanding at the end of the period or the average amount of Debt outstanding during the period.

     SECURED DEBT TEST. We may not, and may not permit any of our subsidiaries to, incur any Debt, including Acquired Debt, secured by any Lien on any property or assets of our or any property or assets of our subsidiaries, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt on a pro forma basis, the aggregate principal amount, determined on a consolidated basis in accordance with United States generally accepted accounting principles, of all of our and our subsidiaries' outstanding Debt which is secured by a Lien on any property or assets of ours or any of our subsidiaries is greater than 40% of the sum of, without duplication, the following:

      -- the Total Assets of us and our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

      -- the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of the fiscal quarter, including the proceeds obtained from the incurrence of the additional debt, determined on a consolidated basis in accordance with United States generally accepted accounting principles.

     MAINTENANCE OF TOTAL UNENCUMBERED ASSETS. We must not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all our outstanding Unsecured Debt and that of our subsidiaries determined on a consolidated basis in accordance with United States generally accepted accounting principles.

     EXISTENCE. Except as permitted under "--Merger, Consolidation or Sale of Assets", we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we will not be required to preserve any right or franchise if the Board of Directors of AMB Property Corporation determines that the preservation of the right or franchise is no longer desirable in the conduct of its business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of notes.

     MAINTENANCE OF PROPERTIES. We must cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs to be made, all as in our judgment and the judgment of AMB Property Corporation may be necessary in order for us to all times properly and advantageously conduct our business in connection with the properties.

     INSURANCE. We must, and must cause each of our subsidiaries to, keep in force upon all of our properties and operations insurance policies carried with responsible companies in customary amounts and covering customary risks in accordance with prevailing market conditions and availability.

     PAYMENT OF TAXES AND OTHER CLAIMS. We will pay or discharge or cause to be paid or discharged before it becomes delinquent:

      -- all taxes, assessments and governmental charges levied or imposed on us or any subsidiary or on our or any subsidiary's income, profits or property; and

      -- all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our or any subsidiary's property. However, we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith by appropriate proceedings.

     PROVISION OF FINANCIAL INFORMATION.  We will:

      -- file with the trustee, within 15 days after we or AMB Property Corporation are required to file them with the Securities and Exchange Commission, copies of the annual reports and information, documents and other reports which we or AMB Property Corporation may be required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we or AMB Property Corporation are not required to file information, documents or reports pursuant to those sections, then we will file with the trustee and the Securities and Exchange Commission the supplementary and periodic information, documents and reports which
           Section 13 of the Securities Exchange Act may require with respect to a security listed and registered on a national securities exchange;

      -- file with the trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by the Securities and Exchange Commission, any additional information, documents and reports with respect to compliance by us and the AMB Property Corporation with the conditions and covenants of the indenture as the Securities and Exchange Commission's rules and regulations may require; and

      -- transmit to the holders of the notes, within 30 days after filing with the trustee, in the manner and to the extent provided in the Trust Indenture Act of 1939, such summaries of any information, documents and reports required to be filed by us and AMB Property Corporation pursuant to the bullet points above as the Securities and Exchange Commission's rules and regulations may require.

     SUBSIDIARY GUARANTEES. We may not permit any of our subsidiaries to guarantee or secure through the granting of liens, the payment of any Debt of ours or of any guarantor of the notes. The indenture also provides that we will not, and will not permit any of our subsidiaries to pledge any intercompany notes representing obligations of any of our subsidiaries, to secure the payment of any debt of ours or of any guarantor of the notes unless the subsidiary, the trustee and we execute and deliver a supplemental indenture evidencing the subsidiary's guarantee providing for the unconditional guarantee by the subsidiary, on a senior basis, of the notes. If any subsidiary guarantor is released from all of its obligations described above, it will also be released from its unconditional guarantee.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The following events are "events of default" with respect to the notes:

      -- default in the payment of any interest upon any of the notes when it becomes due and payable, and continuance of that default for a period of 30 days;

      -- default in the payment of principal of or premium, if any, on any debt security of that series when due and payable;

      -- default in the performance or breach of any covenant or warranty of ours in the indenture with respect to any note (other than a covenant or warranty the default or breach of which is specifically dealt with in the indenture or that has been included in the indenture solely for the benefit of a series of debt securities other than the Series B medium-term notes), which default continues uncured for a period of 60 days after receipt of written notice as provided in the indenture;

      --   the following:

       -- default by us or any subsidiary of ours in the payment, beyond any grace period, of any principal of or interest on any bond, note, debenture or other evidence of indebtedness; or

       -- the occurrence of any other breach or default, or other event or condition, under any agreement, indenture or instrument relating to any such bond, note, debenture or other evidence of indebtedness beyond any cure period;

      if as a result, the holder or holders of the instrument have the immediate right to cause the instrument to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased, or an offer of prepayment, redemption, purchase or defeasance be made, prior to its stated maturity other than by a scheduled mandatory prepayment, which in the aggregate under the bullet points above have a principal amount equal to or greater than $20,000,000 without the instrument having been discharged, or the breach or default having been cured, within a period of ten days after the notice specified in the indenture has been provided;

      -- certain events of bankruptcy, insolvency or reorganization with respect to us, AMB Property Corporation or any significant subsidiary of ours, as defined in Regulation S-X under the Securities Act.

     The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under our other indebtedness outstanding from time to time.

     If an event of default with respect to the notes occurs and is continuing, then the trustee or the holders of 25% in principal amount of the outstanding notes may, by a notice in writing to us, and to the trustee if given by the holders, declare all to be due and payable immediately.

     At any time after a declaration of acceleration with respect to notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding notes may rescind and annul the acceleration if:

      --   we have paid or deposited with the trustee a sum sufficient to pay:

       --   all overdue installments of interest on all outstanding notes;

       -- the principal of, and premium, if any, on any outstanding notes which have become due otherwise than by declaration of acceleration, and interest on the notes at the rates provided for in the notes; and

       -- to the extent lawful, interest upon overdue installments of interest at the rate or rates provided in the notes; and

      -- all events of default with respect to the notes, other than the nonpayment of the principal of, or premium, if any, or interest on the notes which have become due solely by declaration of acceleration, have been cured or waived.

     The indenture also provides that the holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of all of the notes, waive any past default under the indenture with respect to the notes and its consequences, except a default:

      -- in the payment of the principal of, or premium, if any, or interest on or payable in respect of any of the notes; or

      -- in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each of the notes.

     If the trustee knows of a default with respect to the notes, the indenture requires the trustee, within 90 days after the default, to give notice to the holders of the notes, unless the default shall have been cured or waived. However, the trustee may withhold notice to the holders of the notes of any default, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any note, if the trustee determines withholding is in the interest of the holders.

     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holders of outstanding notes, unless the holders offer the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with the request. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

     No holder of notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

      -- that holder has previously given to the trustee written notice of a continuing event of default with respect to the notes; and

      -- the holders of 25% in principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

     In spite of the above provisions, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that note on or after the due dates expressed in that note and to institute suit for the enforcement of payment.

     The indenture requires that we, within 120 days after the end of each fiscal year, furnish to the trustee a statement as to compliance with the indenture. Further, if we ask the trustee to take any action under the indenture, we must furnish to the trustee:

      -- an officers' certificate stating that all conditions precedent, if any, provided for in the indenture relating to the proposed action have been complied with; and

      -- an opinion of counsel stating that in the opinion of the counsel all conditions precedent, if any, have been complied with.

MODIFICATION AND WAIVER

     We may modify and amend the indenture to affect the notes with the consent of the holders of a majority in principal amount of the outstanding notes except that we may not make any modification or amendment without the consent of the holders of each affected note then outstanding if that amendment will:

      -- change the stated maturity of the principal of, or premium, if any, on, or any installment of principal of, or premium, if any, or the interest payment date with respect to the notes;

      -- reduce the principal amount of notes or the rate or amount of interest on the notes, or any premium payable on the notes;

      -- adversely affect the right of any holder of notes to repayment of the note at the holder's option;

      -- change the place, or the currency, for payment of principal or premium, if any, of the notes;

      -- impair the right to institute suit for enforcement of any payment on or with respect to the notes;

      -- reduce the amount of notes whose holders must consent to an amendment or waiver or reduce the quorum or voting requirements set forth in the indenture; or

      -- modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the notes.

     The holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of all of the notes, waive our compliance with certain covenants of the indenture.

     Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holder of notes for any of the following purposes:

      -- to evidence the succession of another person to us or any guarantor under the indenture;

      -- to add to our covenants or the covenants of any guarantor for the benefit of the holders of the notes or to surrender any right or power conferred upon us or any guarantor in the indenture;

      --   to add events of default for the benefit of the holders of the notes;

      -- to add or change any provisions of the indenture to facilitate the issuance of the notes in certificated form, provided that the action shall not adversely affect the interests of the holders of any notes in any material respect;

      --   to secure the notes or guarantees;

      -- to provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts under the indenture by more than one trustee;

      -- to cure any ambiguity, defect or inconsistency in the indenture or to add or change any other provisions with respect to matters or questions arising under the indenture, provided that the action will not adversely affect the interests of holders of the notes or any related guarantees in any material respect; or

      -- to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate discharge, legal defeasance, or covenant defeasance of the notes, provided that this action will not adversely affect the interests of the noteholders in any material respect.

     The indenture provides that in determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of the notes, notes of each series owned by us or any other obligor upon the notes or any affiliate of ours or of any other obligor will be disregarded.

     The indenture contains provisions for convening meetings of the holders of notes. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of 25% in principal amount of the outstanding notes, upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding notes. However, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding notes, the persons holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

     Notwithstanding the provisions described above, the indenture provides that if any action is to be taken at a meeting of holders of notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding notes affected thereby:

      --   there shall be no minimum quorum requirement for the meeting; and

      -- the principal amount of the outstanding notes that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

DEFEASANCE OF THE NOTES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     LEGAL DEFEASANCE AND COVENANT DEFEASANCE. The indenture provides that we may elect:

      -- to be discharged from any and all obligations in respect of the notes, except for certain obligations to register the transfer or exchange of notes, to replace stolen, lost or mutilated notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents; or

      --   to be released from compliance with the covenants in the indenture.

The first bullet point above is referred to as "legal defeasance" and the second bullet point above is referred to as "covenant defeasance".

     We will be discharged upon the deposit with the trustee, in trust, of money and/or Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, and premium, if any, and interest on the notes on the scheduled due dates or the applicable redemption date in accordance with the terms of the indenture and those notes.

     This trust may only be established if, among other things:

      -- we have delivered to the trustee a legal opinion to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred, and the legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture;

      -- if the cash and Government Obligations deposited are sufficient to pay the outstanding notes, provided the notes are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem the notes on that date;

      -- the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound; and

      -- no event of default or event which with notice or lapse of time or both would become an event of default with respect to the notes shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, the deposit into trust.

     COVENANT DEFEASANCE AND EVENTS OF DEFAULT. In the event we exercise our option to effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

ADDENDUM AND/OR OTHER/ADDITIONAL PROVISIONS

     Any provisions with respect to the notes may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face of the note or in an addendum relating to the note, if so specified on the face of the note. Any addendum or Other/Additional Provisions will be described in the applicable prospectus supplement or pricing supplement.

CERTAIN DEFINITIONS

     "Acquired Debt" means Debt of a person:

      -- existing at the time the person is merged or consolidated with or into us, or becomes a subsidiary of ours; or

      -- assumed by us or any of our subsidiaries in connection with the acquisition of assets from the person.

     "Annual Debt Service Charge" means, for any period, our interest expense and the interest expense of our subsidiaries for the period, determined on a consolidated basis in accordance with United States generally accepted accounting principles, including, without duplication:

      --   all amortization of debt discount and premiums;

      --   all accrued interest;

      --   all capitalized interest; and

      --   the interest component of capitalized lease obligations.

     "business day" means any day, other than a Saturday or Sunday:

      -- that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close
           (1) in The City of New York, (2) for notes denominated in a specified currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the specified currency or (3) for notes denominated in Australian dollars, in Sydney;

           and

      -- for notes denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is operating.

     "Calculation Date" means, unless we specify otherwise in the applicable prospectus supplement or pricing supplement, the earlier of:

      -- the tenth calendar day after each date on which a new interest rate is determined, or, if the tenth calendar day is not a business day, the next succeeding business day, or

      -- the business day immediately before the applicable interest payment date, maturity date or redemption date.

     "CD rate" means, for any interest rate determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable prospectus supplement or pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)".

     The following procedures will be followed if the CD rate cannot be determined as described above:

      -- If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest rate determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal

           Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update", for the interest rate determination date for certificates of deposit having the index maturity specified in the applicable prospectus supplement or pricing supplement, under the caption "CDs (Secondary Market)".

      --   If the above rate is not yet published in either H.15(519) or the
           H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest rate determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement or pricing supplement in an amount that is representative for a single transaction in that market at that time.

      -- If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate will remain the CD rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "CMT rate" means, for any interest rate determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . . Mondays Approximately 3:45 p.m.", under the column for the
Designated CMT Maturity Index, as defined below, for:

       -- the rate on that interest rate determination date, if the Designated CMT Telerate Page is 7051; and

       -- the week or the month, as applicable, ended immediately preceding the week in which the related interest rate determination date occurs, if the Designated CMT Telerate Page is 7052.

     The following procedures will be followed if the CMT rate cannot be determined as described above:

      -- If that rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

      -- If the rate described in the immediately preceding sentence is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the interest rate determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

      -- If the information described in the immediately preceding sentence is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest rate determination date, reported, according to their written records, by three leading primary United States government securities dealers, which we refer to as a "reference dealer", in The City of New York, which may include an agent or other affiliates of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes", with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

      -- If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding sentence, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest rate determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding sentence, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

      -- If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

      -- If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate will be the CMT rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "commercial paper rate" means, for any interest rate determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable prospectus supplement or pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper--Nonfinancial".

     The following procedures will be followed if the commercial paper rate cannot be determined as described above:


      -- If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest rate determination date for commercial paper of the index maturity specified in the applicable prospectus supplement or pricing supplement as published in the H.15 Daily Update under the heading "Commercial Paper--Nonfinancial".


      -- If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest rate determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable prospectus supplement or pricing supplement, placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating agency.

      -- If the dealers selected by the calculation agent are not quoting as mentioned above, the commercial paper rate for that interest rate determination date will remain the commercial paper rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

The "money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

                            money market yield          D X 360
                                                =    -------------  X    100
                                                     360 - (D X M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of us and our subsidiaries for the period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

      --   interest expense on Debt;

      --   provision for taxes based on income;

      --   amortization of debt discount, premium and deferred financing costs;

      -- provisions for gains and losses on sales or other dispositions of properties and other investments;

      --   property depreciation and amortization;

      --   the effect of any non-cash items; and

      -- amortization of deferred charges, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

     "Consolidated Net Income" for any period means the amount of net income (or loss) of us and our subsidiaries for the period, excluding, without duplication:

      --   extraordinary items; and

      -- the portion of net income (but not losses) of us and our subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by us or our subsidiaries, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

     "Debt" means, with respect to any person, any indebtedness of the person, whether or not contingent, in respect of:

      -- borrowed money or other indebtedness evidenced by bonds, notes, debentures or similar instruments;

      -- indebtedness secured by any Lien on any property or asset owned by the person, but only to the extent of the lesser of:

      --   the amount of indebtedness so secured; and

      --   the fair market value of the property subject to the Lien;

      -- reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

      -- any lease of property by the person as lessee which is required to be reflected on the person's balance sheet as a capitalized lease in accordance with United States generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of the person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Debt of the types referred to above of another person, it being understood that Debt shall be deemed to be incurred by the person whenever the person shall create, assume, guarantee or otherwise become liable in respect thereof.

     "fair market value", as referenced above, will be determined in good faith by the board of directors of the person or, in our case or one of our subsidiaries, by AMB Property Corporation's board of directors.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either one, two, three, five, seven, ten, 20 or 30 years) that we specify in the applicable prospectus supplement or pricing supplement with respect to which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement or pricing supplement, the Designated CMT Maturity Index will be two years.

     "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or a successor service) on the page designated in the applicable prospectus supplement or pricing supplement, or any other page as may replace the page on that service, for the purpose of displaying treasury constant maturities as reported in H.15(519). If we do not specify the page in the applicable prospectus supplement or pricing supplement, the Designated CMT Telerate Page will be page 7052, or its successor, for the most recent week.



     "Designated LIBOR Currency" means the currency specified in the applicable prospectus supplement or pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable prospectus supplement or pricing supplement, U.S. dollars.



     "Designated LIBOR Page" means (1) if "LIBOR Reuters" is specified in the applicable prospectus supplement or pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable prospectus supplement or pricing supplement (or any other page as may replace the page on the service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or
(2) if "LIBOR Telerate" is specified in the applicable prospectus supplement or pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable prospectus supplement or pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable prospectus supplement or pricing supplement (or any other page as may replace the page on the service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.


     "EURIBOR" means, for any interest rate determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI--The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable prospectus supplement or pricing supplement as that rate appears on the display on Bridge Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248", as of 11:00 a.m. (Brussels time).

     The following procedures will be followed if the rate cannot be determined as described above:

      -- If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest rate determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable prospectus supplement or pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S. $1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

      -- If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement or pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S. $1 million in euro.

      -- If the banks so selected by the calculation agent are not quoting as mentioned in the previous bullet point, the EURIBOR rate in effect for the applicable period will be the same as EURIBOR for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest will be the initial interest rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

     "federal funds rate" means, for any interest rate determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120".

     The following procedures will be followed if the federal funds rate cannot be determined as described above:

      -- If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest rate determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate".

      -- If that rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest rate determination date.

      -- If the brokers selected by the calculation agent are not quoting as mentioned above, the federal funds rate relating to that interest rate determination date will remain the federal funds rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "Government Obligations" means securities which are:

      -- direct obligations of the United States of America, for the payment of which obligations its full faith and credit is pledged; or

      -- obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which, in either of the above cases, are not callable or redeemable at the option of the issuer of the Government obligation and also includes a depository receipt issued by a bank or trust company as custodian with respect to the Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that, except as provided by law, the custodian is not authorized to make any amount received by the custodian.

     "H.15(519)" means "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

     "index currency" means the currency specified in the applicable prospectus supplement or pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable prospectus supplement or pricing supplement, the index currency will be U.S. dollars.

     "LIBOR" means, initially or for any date on which the interest rate changes, the rate determined by the calculation agent as follows:

     As of the interest rate determination date, LIBOR will be either:

      -- if "LIBOR Reuters" is specified in the applicable prospectus supplement or pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the Index Maturity designated in the applicable prospectus supplement or pricing supplement, commencing on the second London banking day immediately following that interest rate determination date, that appear on the Designated LIBOR Page, as defined above, as of 11:00 a.m., London time, on that interest rate determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

      -- if "LIBOR Telerate" is specified in the applicable prospectus supplement or pricing supplement, the rate for deposits in the index currency having the Index Maturity designated in the applicable prospectus supplement or pricing supplement, commencing on the second London banking day immediately following that interest rate determination date or, if pounds sterling is the index currency, commencing on that interest rate determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest rate determination date.

      -- If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable prospectus supplement or pricing supplement, or (2) no rate appears and the applicable prospectus supplement or pricing supplement specifies either (x) "LIBOR Telerate" or (y) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with us, to provide the Calculation Agent with its offered quotation for deposits in the index currency for the period of the Index Maturity specified in the applicable prospectus supplement or pricing supplement commencing on the second London banking day immediately following the interest rate determination date or, if pounds sterling is the index currency, commencing on that interest rate determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest rate determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

      -- If at least two quotations are provided, LIBOR determined on that interest rate determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable prospectus supplement or pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the Calculation Agent, after consultation with us, for loans in the index currency to leading European banks, having the Index Maturity specified in the applicable prospectus supplement or pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

      -- If the banks so selected by the Calculation Agent are not quoting as mentioned in the previous bullet point, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable prospectus supplement or pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

     "Lien" means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

     "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

     "prime rate" means, for any interest rate determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan".

     The following procedures will be followed if the prime rate cannot be determined as described above:

      -- If the rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest rate determination date as published in H.15 Daily Update under the heading "Bank Prime Loan".

      -- If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest rate determination date.

      -- If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest rate determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest rate determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

      -- If the banks selected are not quoting as mentioned above, the prime rate will remain the prime rate for the immediately preceding period between the interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

     "Total Assets" means the sum of, without duplication:

      --   Undepreciated Real Estate Assets; and

      -- all other assets, excluding accounts receivable and intangibles, of ours and our subsidiaries, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

     "Total Unencumbered Assets" means the sum of, without duplication:

      -- those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

      -- all other assets, excluding accounts receivable and intangibles, of ours and our subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

     "Treasury rate" means:

      -- the rate from the auction held on the applicable interest rate determination date, which we refer to as the "auction", of direct obligations of the United States, which are commonly referred to as "Treasury Bills", having the index maturity specified in the applicable prospectus supplement or pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56", or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57", or

      -- if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

      -- if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury, or


      -- in the event that the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest rate determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement or pricing supplement published in H.15(519) under the caption "U.S. Government Securities/ Treasury Bills/Secondary Market", or


      -- if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest rate determination date of the applicable Treasury Bills as published in
           H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

      -- if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest rate determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest rate determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement or pricing supplement, or

      -- if the dealers selected by the calculation agent are not quoting as mentioned in the sixth bullet point, the Treasury rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

As used above, the "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                   D X N
  bond equivalent yield   =    -------------  X    100
                               360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     "Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets of ours and those of our subsidiaries on that date, before depreciation and amortization, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

     "Unsecured Debt" means Debt of ours or any of our subsidiaries which is not secured by a Lien on any property or assets of ours or any of our subsidiaries.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States federal income tax considerations regarding AMB Property Corporation and the United States federal income tax consequences to you of purchasing, owning and disposing of the notes is based on current law, is for general information only and is not tax advice. Latham & Watkins has rendered an opinion to us that the statements set forth below, insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to below, are accurate descriptions or summaries in all material respects.

     The information in this section is based on:

      --   the Internal Revenue Code;

      -- current, temporary and proposed treasury regulations promulgated under the Internal Revenue Code;

      --   the legislative history of the Internal Revenue Code;

      -- current administrative interpretations and practices of the Internal Revenue Service; and

      --   court decisions,

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if challenged by the Internal Revenue Service.

     YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF:

      -- THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF NOTES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH AN ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION;

      -- AMB PROPERTY CORPORATION'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES; AND

      --   POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF AMB PROPERTY CORPORATION

     GENERAL. AMB Property Corporation elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with its taxable year ended December 31, 1997. AMB Property Corporation believes it has been organized and has operated in a manner that allows it to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with its taxable year ended December 31, 1997, and it currently intends to continue to operate in this manner. However, qualification and taxation as a real estate investment trust depends upon AMB Property Corporation's ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code. Accordingly, no assurance can be given that AMB Property Corporation has operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See "--Failure to Qualify".

     The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, and these rules and regulations.

     If AMB Property Corporation qualifies for taxation as a real estate investment trust, it generally will not be required to pay federal corporate income taxes on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a C corporation. A C corporation is generally a corporation required to pay full corporate level tax. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. AMB Property Corporation will, however, be required to pay federal income tax as follows:

      -- First, AMB Property Corporation will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

      -- Second, AMB Property Corporation may be required to pay the "alternative minimum tax" on its items of tax preference under some circumstances.

      -- Third, if AMB Property Corporation has (1) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, it will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

      -- Fourth, AMB Property Corporation will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property.

      -- Fifth, if AMB Property Corporation fails to satisfy the 75% or 95% gross income test, as described below, but has otherwise maintained its qualification as a real estate investment trust because certain other requirements are met, AMB Property Corporation will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 90% of its gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect its profitability.

      -- Sixth, AMB Property Corporation will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it fails to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for the year, (2) 95% of its real estate investment trust capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

      -- Seventh, if AMB Property Corporation acquires any asset from a corporation that is or has been a C corporation in a transaction in which the basis of the asset in AMB Property Corporation's hands is determined by reference to the basis of the asset in the hands of the C corporation, and AMB Property Corporation subsequently recognizes gain on the disposition of the asset during the ten-year period beginning on the date on which it acquired the asset, then AMB Property Corporation will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) its adjusted basis in the asset, in each case determined as of the date on which it acquired the asset. The results described in this paragraph with respect to the recognition of such gain assume that AMB Property Corporation will not make an election under treasury regulations promulgated under Section 337 of the Internal Revenue Code to be treated contrary to this manner on its tax return for the year in which it acquires an asset from a C corporation.

      -- Eighth, AMB Property Corporation will be subject to a 100% tax on any "redetermined rents", "redetermined deductions" or "excess interest". In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of AMB Property Corporation to any of our tenants. See "--Ownership of Interests in Taxable REIT Subsidiaries". Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of AMB Property Corporation for amounts paid to AMB Property Corporation that are in excess of the amounts that would have been deducted based on arm's length negotiations.

     REQUIREMENTS FOR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST. The Internal Revenue Code defines a "real estate investment trust" as a corporation, trust or association:

          (1)  that is managed by one or more trustees or directors;

          (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

          (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

          (4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

          (5)  that is beneficially owned by 100 or more persons;

          (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of each taxable year; and

          (7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a "look-through" exception applies with respect to pension funds.

     We believe that AMB Property Corporation has satisfied conditions (1) through (7), inclusive. In addition, AMB Property Corporation's charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist AMB Property Corporation in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that AMB Property Corporation will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If AMB Property Corporation fails to satisfy these share ownership requirements, except as provided in the next sentence, its status as a real estate investment trust will terminate. If, however, AMB Property Corporation complies with the rules contained in applicable treasury regulations that require it to ascertain the actual ownership of its shares and AMB Property Corporation does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, it will be treated as having met this requirement. See the section below entitled "--Failure to Qualify".

     In addition, AMB Property Corporation may not maintain its status as a real estate investment trust unless its taxable year is the calendar year. AMB Property Corporation has and intends to continue to have a calendar taxable year.

     OWNERSHIP OF INTERESTS IN PARTNERSHIPS, LIMITED LIABILITY COMPANIES, AND QUALIFIED REIT SUBSIDIARIES. In the case of a real estate investment trust that is a partner in a partnership or a member in a limited liability company, treasury regulations provide that the real estate investment trust will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be. Also, the real estate investment trust will be deemed to be entitled to the income of the partnership or limited liability company attributable to its proportionate share of the assets of that entity. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the real estate investment trust for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies and their partners or members below in "--Tax Aspects of AMB Property, L.P., the Subsidiary Partnerships and the Limited Liability Companies". AMB Property Corporation has direct control of us and intends to continue to operate us in a manner consistent with the requirements for qualification as a real estate investment trust. However, AMB Property Corporation is a limited partner or non-managing member in some of its partnerships and limited liability companies. If a partnership or limited liability company takes or expects to take actions that could jeopardize AMB Property Corporation's status as a real estate investment trust or require it to pay tax, AMB Property Corporation may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause AMB Property Corporation to fail a real estate investment trust income or asset test, and that we would not become aware of such action in a time frame which would allow it to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, AMB Property Corporation could fail to qualify as a real estate investment trust.

     AMB Property Corporation owns 100% of the stock of a number of subsidiaries that are qualified REIT subsidiaries and may acquire stock of one or more new corporate subsidiaries. A corporation will qualify as a qualified REIT subsidiary if AMB Property Corporation owns 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as AMB Property Corporation's assets, liabilities and such items (as the case may be) for all purposes of the Internal Revenue Code, including the real estate investment trust qualification tests. For this reason, references under "Certain Federal Income Tax Considerations" to AMB Property Corporation's income and assets should be understood to include the income and assets of any qualified REIT subsidiary it owns. A qualified REIT subsidiary will not be subject to federal income tax, and AMB Property Corporation's ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitutes more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below under "--Asset Tests".


     OWNERSHIP OF INTERESTS IN TAXABLE REIT SUBSIDIARIES. AMB Property Corporation's taxable REIT subsidiaries are corporations other than real estate investment trusts in which AMB Property Corporation directly or indirectly holds stock, and that have made a joint election with AMB Property Corporation to be treated as taxable REIT subsidiaries. A taxable REIT subsidiary also includes any corporation other than a real estate investment trust with respect to which one of AMB Property Corporation's taxable REIT subsidiaries owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent real estate investment trust. A taxable REIT subsidiary is subject to regular federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, AMB Property Corporation's taxable REIT subsidiaries may be prevented from deducting interest on debt funded directly or indirectly by it if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. AMB Property Corporation currently holds an interest in a number of taxable REIT subsidiaries, and may acquire securities in one or more additional taxable REIT subsidiaries in the future.


     INCOME TESTS. AMB Property Corporation must satisfy two gross income requirements annually to maintain its qualification as a real estate investment trust. First, in each taxable year it must derive directly or indirectly at least 75% of its gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year AMB Property Corporation must derive at least 95% of its gross income, excluding gross income from prohibited transactions, from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determina-

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

tion of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Rents AMB Property Corporation receives from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met:

      -- The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount AMB Property Corporation received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

      -- AMB Property Corporation, or an actual or constructive owner of 10% or more of its stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by other tenants for comparable space;

      -- Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

      -- AMB Property Corporation generally must not operate or manage the property or furnish or render services to the tenants of the property, subject to a 1% de minimis exception, other than through an independent contractor from whom it derives no revenue. AMB Property Corporation may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, AMB Property Corporation may employ a taxable REIT subsidiary, which may be wholly or partially owned by AMB Property Corporation, to provide both customary and non-customary services to its tenants without causing the rent it receives from those tenants to fail to qualify as "rents from real property". Any amounts AMB Property Corporation receives from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.


     AMB Property Corporation generally does not intend, and as our general partner, does not intend to permit us, to take actions it believes will cause it to fail to satisfy the rental conditions described above. However, AMB Property Corporation may intentionally fail to satisfy some of these conditions to the extent the failure will not, based on the advice of tax counsel, jeopardize its tax status as a REIT.



     Taxable REIT subsidiaries of AMB Property Corporation may provide certain services in exchange for a fee or derive other income which would not qualify under the REIT gross income tests. Such fees and other income do not accrue to AMB Property Corporation, but AMB Property Corporation derives its allocable share of dividend income from the taxable REIT subsidiaries through AMB Property Corporation's interest in us. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. We may provide certain management or administrative services to taxable REIT subsidiaries of AMB Property Corporation. In addition, AMB Capital Partners, LLC conducts an asset management business and receives fees, including incentive fees, in exchange for the provision of certain services to asset management clients. The fees we and AMB Capital Partners, LLC derive as a result of the provision of such services will be non-qualifying income to AMB Property Corporation under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by AMB Capital Partners, LLC, the taxable REIT subsidiaries of AMB Property Corporation and us. AMB Property Corporation will monitor the amount of the dividend income from its taxable REIT subsidiaries and the fee income described above, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. However, there can be no guarantee that such actions will in all cases prevent AMB Property Corporation from violating a REIT income test.


     If AMB Property Corporation fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a real estate investment trust for the year if it is entitled to relief under certain provisions of the Internal Revenue Code. Generally, AMB Property Corporation may avail itself of the relief provisions if:

      -- its failure to meet these tests was due to reasonable cause and not due to willful neglect;

      -- it attaches a schedule of the sources of its income to its federal income tax return; and

      -- any incorrect information on the schedule was not due to fraud with intent to evade tax.

     It is not possible, however, to state whether in all circumstances AMB Property Corporation would be entitled to the benefit of these relief provisions. For example, if it fails to satisfy the gross income tests because non-qualifying income that it intentionally accrues or receives exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that its failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, AMB Property Corporation will not qualify as a real estate investment trust. As discussed above in "--Taxation of the Company--General", even if these relief provisions apply, and AMB Property Corporation retains its status as a real estate investment trust, a tax would be imposed with respect to its non-qualifying income. AMB Property Corporation may not always be able to comply with the gross income tests for real estate investment trust qualification despite periodic monitoring of its income.

     PROHIBITED TRANSACTION INCOME. Any gain AMB Property Corporation realizes on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including its share of any such gain realized by its partnerships (including us) or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect AMB Property Corporation's ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.

     AMB Property Corporation intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with its investment objectives. However, the Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

     REDETERMINED RENTS. Any redetermined rents, redetermined deductions or excess interest AMB Property Corporation generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of AMB Property Corporation's taxable REIT subsidiaries to any of its tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to AMB Property Corporation that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents AMB Property Corporation receives will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where:

      -- amounts are received by a real estate investment trust for services customarily furnished or rendered in connection with the rental of real property;

      -- amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

      -- the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

      -- rents paid to the real estate investment trust by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; and

      -- the taxable REIT subsidiary's gross income from the service is not less than 150% of the subsidiary's direct cost in furnishing the service.

     ASSET TESTS. At the close of each quarter of AMB Property Corporation's taxable year, it must also satisfy four tests relating to the nature and diversification of its assets. First, at least 75% of the value of its total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date it receives such proceeds. Second, not more than 25% of AMB Property Corporation's total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in real estate investment trusts, qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of AMB Property Corporation's total assets, and it may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Fourth, not more than 20% of the value of AMB Property Corporation's total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are part of recently-enacted legislation and are effective for taxable years ending after December 31, 2000.


     We own the stock of certain corporations. AMB Property Corporation is considered to own its pro rata share of that stock because it owns interests in us. These corporations elected, together with AMB Property Corporation, to be treated as AMB Property Corporation's taxable REIT subsidiaries. These corporations own the stock of other corporations, which have also become a taxable REIT subsidiaries of AMB Property Corporation. So long as each of these corporations qualifies as a taxable REIT subsidiary, AMB Property Corporation will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to these corporations. AMB Property Corporation may acquire securities in other taxable REIT subsidiaries in the future. AMB Property Corporation believes that the aggregate value of its taxable REIT subsidiaries will not exceed 20% of the aggregate value of its gross assets. Prior to the election to treat these corporations as taxable REIT subsidiaries, we did not own any of their voting securities, and therefore AMB Property Corporation would not be considered to own more than 10% of the voting securities of these corporations. In addition, we believe that prior to the election to treat these corporations as AMB Property Corporation's taxable REIT subsidiaries, the value of its pro rata share of the securities of these corporations held by us did not, in any case, exceed 5% of the total value of AMB Property Corporation's assets. With respect to each issuer in which AMB Property Corporation currently owns securities that do not qualify as a real estate investment trust, a qualified REIT subsidiary or a taxable REIT subsidiary, AMB Property Corporation believes that the value of the securities of each issuer does not exceed 5% of the total value of its assets and AMB Property Corporation's ownership of the securities of each issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.


     The asset tests must be satisfied not only on the date that AMB Property Corporation, directly or through us, acquires securities in the applicable issuer, but also each time AMB Property Corporation increases its ownership of securities of such issuer, including as a result of increasing its interest in us. For example, AMB Property Corporation's indirect ownership of securities of each issuer will increase as a result of AMB Property Corporation's capital contributions to us or as our limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, AMB Property Corporation will not lose its status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If AMB Property Corporation fails to satisfy an asset test because it acquires securities or other property during a quarter, including an increase in its interests in us, AMB Property Corporation can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. Although AMB Property Corporation believes that it has satisfied the asset tests and plans to take steps to ensure that it satisfies such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in AMB Property Corporation's overall interest in an issuer. If AMB Property Corporation fails to timely cure any noncompliance with the asset tests, it would cease to qualify as a real estate investment trust.

     ANNUAL DISTRIBUTION REQUIREMENTS. To maintain its qualification as a real estate investment trust, AMB Property Corporation is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to the sum of:

      --   90% of its "real estate investment trust taxable income"; and

      --   90% of its after tax net income, if any, from foreclosure property;
           minus

      -- the excess of the sum of certain items of non-cash income over 5% of the "real estate investment trust taxable income".

     AMB Property Corporation's "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and its net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable. This distribution requirement was 95% for taxable years beginning prior to January 1, 2001.

     AMB Property Corporation must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. In addition, at AMB Property Corporation's election, a distribution for a taxable year may be declared before it timely files its tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of such year. These distributions are taxable to AMB Property Corporation's stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of AMB Property Corporation's 90% distribution requirement. The amount distributed must not be preferential--i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that AMB Property Corporation does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its "real estate investment trust taxable income", as adjusted, it will be required to pay tax on that amount at regular ordinary and capital gain corporate tax rates. AMB Property Corporation believes it has made and intends to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the partnership agreement authorizes AMB Property Corporation, as our general partner, to take such steps as may be necessary to cause us to distribute to our partners an amount sufficient to permit AMB Property Corporation to meet these distribution requirements.

     AMB Property Corporation expects that its real estate investment trust taxable income will be less than its cash flow because of depreciation and other non-cash charges included in computing real estate investment trust taxable income. Accordingly, AMB Property Corporation anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, it may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, AMB Property Corporation may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

     Under some circumstances, AMB Property Corporation may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Thus, AMB Property Corporation may be able to avoid being taxed on amounts distributed as deficiency dividends. However, it will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

     Furthermore, AMB Property Corporation will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it fails to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of its real estate investment trust ordinary income for such year, 95% of its real estate investment trust capital gain income for the year and any undistributed taxable income from prior periods. Any real estate investment trust taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

     LIKE-KIND EXCHANGES. We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject AMB Property Corporation to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

FAILURE TO QUALIFY

     If AMB Property Corporation fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be required to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which AMB Property Corporation fails to qualify will not be deductible by it and AMB Property Corporation will not be required to distribute any amounts to its stockholders. As a result, AMB Property Corporation's failure to qualify as a REIT would reduce the cash available for distribution by it to its stockholders. In addition, if AMB Property Corporation fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of its current and accumulated earnings and profits, and subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, AMB Property Corporation would also be disqualified from taxation as a REIT for the four taxable years following the year during which it lost its qualification. It is not possible to state whether in all circumstances AMB Property Corporation would be entitled to this statutory relief.

TAX ASPECTS OF AMB PROPERTY, L.P., THE SUBSIDIARY PARTNERSHIPS AND THE LIMITED LIABILITY COMPANIES

     GENERAL. Substantially all of AMB Property Corporation's investments are held indirectly through us. In addition, we hold certain of our investments indirectly through subsidiary partnerships and limited liability companies. In general, entities that are classified as partnerships for federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. AMB Property Corporation will include in its income its proportionate share of the foregoing items for purposes of the various real estate investment trust income tests and in the computation of its real estate investment trust taxable income. Moreover, for purposes of the real estate investment trust asset tests, AMB Property Corporation will include its proportionate share of assets held by us, including its share of our subsidiary partnerships and limited liability companies. See "--Taxation of AMB Property Corporation".

     ENTITY CLASSIFICATION. AMB Property Corporation's interests in us, the partnerships and limited liability companies involve special tax considerations, including the possibility that the Internal Revenue Service might challenge the status of these entities as a partnership, as opposed to an association taxable as a corporation for federal income tax purposes. If we, a partnership, or a limited liability company were treated as an association, we or it would be taxable as a corporation and would be required to pay an entity-level tax on our or its income. In this situation, the character of AMB Property Corporation's assets and items of gross income would change and preclude it from satisfying the asset tests and possibly the income tests (see "--Taxation of AMB Property Corporation--Asset Tests" and "--Income Tests"). This, in turn, would prevent AMB Property Corporation from qualifying as a real estate investment trust. See "--Failure to Qualify" for a discussion of the effect of AMB Property Corporation's failure to meet these tests for a taxable year. In addition, a change in our, a partnership's or a limited liability company's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

     Treasury regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise organized as a corporation and which has at least two members, an "eligible entity", may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification treasury regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. We and each of our other partnerships and limited liability companies intend to claim classification as a partnership under the final regulations. As a result, we believe that we and each of these entities will be classified as partnerships for federal income tax purposes.

     ALLOCATIONS OF INCOME, GAIN, LOSS AND DEDUCTION. The partnership agreement provides for preferred distributions of cash and preferred allocations of income to holders of preferred units, including AMB Property Corporation, with respect to our preferred limited partnership units. In addition, to the extent AMB Property Corporation issues preferred stock in exchange for preferred limited partnership units of AMB Property II, L.P., AMB Property Corporation will contribute substantially all of such units to us in exchange for additional preferred limited partnership units, and the partnership agreement will be amended to provide for similar preferred distributions of cash and preferred allocations of income to AMB Property Corporation with respect to these newly issued preferred units. As a consequence, AMB Property Corporation will receive distributions from us that AMB Property Corporation will use to pay dividends on substantially all of the shares of preferred stock that it issues before any of our other partners, other than a holder of preferred units, if such units are not then held by AMB Property Corporation, receives a distribution.

     In addition, if necessary, income will be specially allocated to AMB Property Corporation, and losses will be allocated to our other partners, in amounts necessary to ensure that the balance in AMB Property Corporation's capital account will at all times be equal to or in excess of the amount it is required to pay on the preferred stock then issued by it upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of our preferred limited partnership units. All remaining items of operating income and loss will be allocated to the holders of common units in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of our assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize AMB Property Corporation's and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to AMB Property Corporation and unitholders which were performance investors.

     Certain limited partners have agreed to guarantee our debt, either directly or indirectly through an agreement to make capital contributions to us under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of our income and loss to holders of common units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon our liquidation, which net loss would have otherwise been allocable to AMB Property Corporation.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the treasury regulations promulgated under this section of the Internal Revenue Code.

     TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. We were formed by way of contributions of appreciated property. Moreover, subsequent to our formation, additional appreciated property has been contributed to us in exchange for limited partnership interests. The partnership agreement requires that these allocations be made in a manner consistent with
Section 704(c) of the Internal Revenue Code.

     In general, our partners, including AMB Property Corporation, which contributed assets having an adjusted tax basis less than their fair market value at the time of contribution, will be allocated depreciation deductions for tax purposes which are lower than such deductions would have been if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a book-tax difference, all income attributable to such book-tax difference generally will be allocated to the contributing partners. These allocations will tend to eliminate the book-tax difference over time. However, the special allocation rules of Section 704(c) do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in our hands may cause AMB Property Corporation or our other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to AMB Property Corporation or other partners as a result of the sale. Such an allocation might cause AMB Property Corporation or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect AMB Property Corporation's ability to comply with the real estate investment trust distribution requirements. See "--Taxation of AMB Property Corporation--Requirements for Qualification as a Real Estate Investment Trust" and "--Annual Distribution Requirements".

     Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and AMB Property Corporation have determined to use the "traditional method" for accounting for book-tax differences for the properties initially contributed to us and for certain assets contributed subsequently. We and AMB Property Corporation have not yet decided what method will be used to account for book-tax differences for properties we acquire in the future.

     Any property we acquire in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply.

  OTHER TAX CONSEQUENCES TO AMB PROPERTY CORPORATION

     AMB Property Corporation may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. AMB Property Corporation's state and local tax treatment may not conform to the federal income tax consequences discussed above.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NOTE HOLDERS

     The following summary describes certain United States federal income tax consequences to you of purchasing, owning and disposing of the notes. This summary deals only with notes held as "capital assets"

(generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except to the extent discussed under the heading "Non-United States Holders" or where specifically noted. Holders receiving special treatment include, without limitation:

      --   financial institutions, banks and thrifts,

      --   insurance companies,

      --   tax-exempt organizations,

      --   "S" corporations,

      --   regulated investment companies and real estate investment trusts,

      -- foreign corporations or partnerships, and persons who are not residents or citizens of the United States,

      --   dealers in securities or currencies,

      -- persons holding notes as a hedge against currency risks or as a position in a straddle, or

      --   persons whose functional currency is not the United States dollar.

In addition, if a partnership holds notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our notes, you should consult your tax advisor regarding the tax consequences of that partnership's ownership and disposition of notes. This discussion also does not deal with holders other than original purchasers, except where otherwise specifically noted.


     State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Because the exact pricing and other terms of the notes will vary, no assurance can be given that the considerations described below will apply to a particular issuance of notes. Certain material United States federal income tax consequences relating to the ownership of particular notes, where applicable, will be summarized in the applicable prospectus supplement or pricing supplement relating to such notes. Persons considering the purchase of notes should consult their tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or foreign taxing jurisdiction.


     As used in this section, the term "United States holder" means a beneficial owner of a note that is for United States federal income tax purposes either:

      --   a citizen or resident of the United States,

      -- a corporation, or a partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia, unless, in the case of a partnership, treasury regulations are adopted that provide otherwise,

      -- an estate the income of which is subject to United States federal income taxation regardless of its source,

      -- a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of such trust, or

      -- any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business.

Notwithstanding the preceding sentence, to the extent provided in treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to be treated as United States persons, shall also be considered United States holders. If you hold a note and are not a United States holder, you are a "non-United States holder".

UNITED STATES HOLDERS

     TAXATION OF INTEREST. The taxation of interest on a note depends on whether it constitutes "qualified stated interest", as defined below. Interest on a note that constitutes qualified stated interest is includible in a United States holder's income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States holder's income under the rules described below under "Original Issue Discount", regardless of such holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a note with a maturity of one year or less from its issue date (a "short-term note") is included in a United States holder's income under the rules described below under "Short-Term Notes".

     FIXED RATE NOTES. Interest on a fixed rate note will generally constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property, other than debt instruments issued by us, at least annually at a single fixed rate. If a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any "true" discount on such note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

     FLOATING RATE NOTES. Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property, other than debt instruments issued by us, at least annually will constitute "qualified stated interest" if the note is a "variable rate debt instrument" under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate", each as defined below. If the note is a variable rate debt instrument but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest". See "Original Issue Discount--Floating Rate Notes that are Variable Rate Debt Instruments", below.

     DEFINITION OF VARIABLE RATE DEBT INSTRUMENT, QUALIFIED FLOATING RATE AND OBJECTIVE RATE. A note is a variable rate debt instrument if all of the four following conditions are met. First, the "issue price" of the note, as described below, must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or, in the case of a note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity, and (ii) 15% of the total noncontingent principal payments.

     Second, the note must provide for stated interest, compounded or paid at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or
(d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" as defined below.

     Third, the note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     Fourth, the note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

     Subject to certain exceptions, a variable rate of interest on a note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the note's issue date) will be treated as a single qualified floating rate. Despite the foregoing, a variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction, other than a cap, floor or governor that is fixed throughout the term of the note.

     Subject to certain exceptions, an "objective rate" is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property within the meaning of Section 1092(d)(1) of the Internal Revenue Code. Notwithstanding the first sentence of this paragraph, a rate on a note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds, disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate.

     If interest on a note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

     ORIGINAL ISSUE DISCOUNT. Original issue discount with respect to a note is the excess, if any, of the note's "stated redemption price at maturity" over the note's "issue price". A note's "stated redemption price at maturity" is the sum of all payments provided by the note, whether designated as interest or as principal, other than payments of qualified stated interest. The "issue price" of a note is the first price at which a substantial amount of the notes in the issuance that includes such note is sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

     As described more fully below, United States holders of notes with original issue discount that mature more than one year from their issue date generally will be required to include such original issue discount in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States holder's tax basis in a note is increased by each accrual of original issue discount and decreased by each payment other than a payment of qualified stated interest.

     The amount of original issue discount with respect to a note will be treated as zero if the original issue discount is less than an amount equal to ..0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note. If the amount of original issue discount with respect to a note is less than that amount, the original issue discount that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.

     FIXED RATE NOTES. In the case of original issue discount with respect to a fixed rate note, the amount of original issue discount includible in the income of a United States holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note, including payments of qualified stated interest, produces an amount equal to the issue price of the note. The yield to maturity is constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.

     Second, the term of the note is divided into "accrual periods". Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

     Third, the total amount of original issue discount on the note is allocated among accrual periods. In general, the original issue discount allocable to an accrual period equals the product of the "adjusted issue price" of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of original issue discount previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a note, the amount of original issue discount previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium", as those terms are defined below under "Premium and Acquisition Premium".

     Fourth, the "daily portions" of original issue discount are determined by allocating to each day in an accrual period its ratable portion of the original issue discount allocable to the accrual period.

     A United States holder includes in income in any taxable year the daily portions of original issue discount for each day during the taxable year that such holder held notes. In general, under the constant yield method described above, United States holders will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     FLOATING RATE NOTES THAT ARE VARIABLE RATE DEBT INSTRUMENTS. The taxation of original issue discount, including interest that does not constitute qualified stated interest, on a floating rate note will depend on whether the note is a "variable rate debt instrument", as that term is defined above under "Taxation of Interest--Definition of Variable Rate Debt Instrument, Qualified Floating Rate and Objective Rate".

     If a variable rate debt instrument provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof, any stated interest on the note which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute "qualified stated interest" and will be taxed accordingly. Thus, this type of variable rate debt instrument will generally not be treated as having been issued with original issue discount unless the variable rate debt instrument is issued at a "true" discount (i.e., at a price below the variable rate debt instrument's stated principal amount) in excess of a specified de minimis amount. Original issue discount on such a variable rate debt instrument arising from "true discount" is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate, other than a qualified inverse floating rate, the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased, or decreased, if the interest actually paid during an accrual period exceeds, or is less than, the interest assumed to be paid during the accrual period.

     If a note that is a variable rate debt instrument does not provide for interest at a single variable rate as described above, the amount of interest and original issue discount accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

     First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate, or qualified inverse floating rate, such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

     Second, determine the fixed rate substitute for each variable rate provided by the note, or determined to be provided by the note under the first step above. The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate, other than a qualified inverse floating rate, is a fixed rate that reflects the yield that is reasonably expected for the note.

     Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

     Fourth, determine the amount of qualified stated interest and original issue discount for the equivalent fixed rate debt instrument under the rules, described above, for fixed rate notes. These amounts are taken into account as if the United States holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount--Fixed Rate Notes", above.

     Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or original issue discount allocable to an accrual period is increased, or decreased, if the interest actually accrued or paid during the accrual period exceeds, or is less than, the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

     FLOATING RATE NOTES THAT ARE NOT VARIABLE RATE DEBT INSTRUMENTS. Floating rate notes that are not variable rate debt instruments ("contingent notes") will be taxable under the rules applicable to contingent payment debt instruments (the "contingent debt regulations"). Under these treasury regulations, any contingent and noncontingent interest payments would be includible in income in a taxable year whether or not the amount of any payment is fixed or determinable in that year. To determine the amount of interest includible in the holder's income, we are required to determine, as of the issue date, the comparable yield for the contingent note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent note, including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the contingent note. In certain cases where contingent notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the contingent note, without proper evidence to the contrary, is presumed to be the applicable federal rate.

     Second, solely for tax purposes, we construct a projected schedule of payments determined under the contingent debt regulations for the contingent note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the contingent note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the contingent debt regulations.

     Third, under the usual rules applicable to original issue discount and based on the Schedule, the interest income on the contingent note for each accrual period is determined by multiplying the comparable yield of the contingent note, adjusted for the length of the accrual period, by the contingent note's adjusted issue price at the beginning of the accrual period, determined under rules set forth in the contingent debt regulations. The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States holder held the contingent note.

     Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the contingent debt regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, as ordinary loss to the extent of the amount by which the United States holder's total interest inclusions on the contingent notes exceeds the total amount of net negative adjustments treated as ordinary loss in prior taxable years. Any remaining excess will be a negative adjustment carryforward and treated as a negative adjustment in the succeeding year. If a contingent note is sold, exchanged, or retired, any negative adjustment carryforward from the prior year will reduce the United States holder's amount realized on the sale, exchange or retirement.

     We are required to provide each holder of a contingent note with the Schedule described above. If we do not create a Schedule or the Schedule is unreasonable, a United States holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the Internal Revenue Service, the United States holder must make such disclosure on a statement attached to the United States holder's timely filed federal income tax return for the taxable year in which the contingent note was acquired.

     In general, any gain realized by a United States holder on the sale, exchange or retirement of a contingent note is interest income. In general, any loss on a contingent note accounted for under the method described above is ordinary loss to the extent it does not exceed such holder's prior interest inclusions on the contingent note, net of negative adjustments treated as ordinary loss in price taxable years. Special rules apply in determining the tax basis of a contingent note and the amount realized on the retirement of a contingent note.

     OTHER RULES. Certain notes having original issue discount may be redeemed prior to maturity or may be repayable at the option of the holder. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of original issue discount. Purchasers of such notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased note.

     The treasury regulations relating to the tax treatment of original issue discount contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of note is issued in connection with the same transaction or related transactions, such notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any original issue discount. Unless otherwise provided in the applicable prospectus supplement or pricing supplement, we do not expect to treat different types of notes as being subject to the aggregation rules for purposes of computing original issue discount.

     MARKET DISCOUNT. If a United States holder acquires a note having a maturity date of more than one year from the date of its issuance and has a tax basis in the note that is, in the case of a note that does not have original issue discount, less than its issue price, or, in the case of a subsequent purchase, its stated redemption price at maturity, or, in the case of a note that has original issue discount, less than its adjusted issue price as of the date of acquisition, as defined above, the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity of the note multiplied by the number of complete years to maturity from the date of acquisition.

     Under the market discount rules of the Internal Revenue Code, a United States holder is required to treat any principal payment, or, in the case of a note that has original issue discount, any payment that does not constitute a payment of qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such note is disposed of by the United States holder in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income by the United States holder as if such holder had sold the note at its then fair market value.


     In general, the amount of market discount that has accrued is determined on a ratable basis. A United States holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

     With respect to notes with market discount, a United States holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such notes. A United States holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the Internal Revenue Service. A United States holder's tax basis in a note will be increased by the amount of market discount included in the holder's income under the election.

     In lieu of the foregoing rules, different rules apply in the case of contingent notes where a holder's tax basis in a contingent note is less than the contingent note's adjusted issue price, determined under special rules set out in the contingent debt regulations. Accordingly, prospective purchasers of contingent notes should consult with their tax advisors with respect to the application of these rules to contingent notes.

     PREMIUM AND ACQUISITION PREMIUM. If a United States holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition, other than payments of qualified stated interest, the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess, and generally will not be required to include any original issue discount in income. Generally, a United States holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "Original Issue Discount"), over the remaining term of the note, where the note is not redeemable prior to its maturity date. In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the United States holder will exercise or not exercise its redemption rights in a manner that maximizes the United States holder's yield. A United States holder who elects to amortize bond premium must reduce such holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

     If a United States holder purchases a note issued with original issue discount at an "acquisition premium", the amount of original issue discount that the United States holder includes in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and (b) greater than the note's "adjusted issue price" (as described above under "Original Issue Discount--Fixed Rate Notes").

     If a note is purchased at an acquisition premium, the United States holder reduces the amount of original issue discount otherwise includible in income during an accrual period by an amount equal to (i) the amount of original issue discount otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after its acquisition by the purchaser over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

     As an alternative to reducing the amount of original issue discount otherwise includible in income by this fraction, the United States holder may elect to compute original issue discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

     In lieu of the foregoing rules, different rules apply in the case of contingent notes where a holder's tax basis in a contingent note is greater than the contingent note's adjusted issue price, determined under special rules set out in the contingent debt regulations. Accordingly, prospective purchasers of contingent notes should consult with their tax advisors with respect to the application of these rules to contingent notes.

     SHORT-TERM NOTES. A short-term note will be treated as having been issued with original issue discount if the stated redemption price at maturity exceeds the issue price of the note. United States holders that report income for federal income tax purposes on an accrual method and certain other United States holders, including banks and dealers in securities, are required to include original issue discount in income on such short-term notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. Any interest payable on the obligation, other than original issue discount, is included in gross income as it accrues.

     United States holders of short-term notes who use the cash method of accounting and certain other United States holders are not required to accrue original issue discount for federal income tax purposes, unless the holder elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States holder that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a short-term note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, United States holders that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a short-term note in an amount not exceeding the deferred interest income with respect to such short-term note, which includes both the accrued original issue discount and accrued interest that is payable but that has not been included in gross income, until such deferred interest income is realized. A United States holder of a short-term note may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the short-term note over the United States holder's basis in the short-term note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the Internal Revenue Service. A United States holder's tax basis in a short-term note is increased by the amount included in such holder's income on such a note.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. United States holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, original issue discount, market discount, de minimis original issue discount, de minimis market discount and unstated interest, as adjusted by amortizable bond premium and acquisition premium, by using the constant yield method described above under "Original Issue Discount". Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States holder with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service. Similarly, such an election for a note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the United States holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the Internal Revenue Service. A United States holder's tax basis in a note will be increased by each accrual of the amounts treated as original issue discount under the constant yield election described in this paragraph.

     EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES. If so specified in an applicable prospectus supplement or pricing supplement relating to a note, we or a holder may have the option to extend the maturity of or renew the note. In addition, we may have the option to reset the interest rate, the spread or the fixed multiple with respect to a note. The treatment of a United States holder of notes to which these options apply will depend, in part, on the terms we establish for the notes pursuant to the exercise of the option by us or a holder. Upon the exercise of any such option, the United States holder of the notes may be treated for federal income tax purposes as having exchanged the notes for new notes with revised terms. If the holder is treated as having exchanged the notes for new notes, the exchange may be treated as either a taxable exchange or a tax-free recapitalization.

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

     Final treasury regulations under Section 1001 of the Internal Revenue Code, published on June 26, 1996, generally provide that the exercise of an option provided to an issuer or a holder to change a term of a debt instrument, such as the maturity or the interest rate, in a manner such as that contemplated for extendible notes, renewable notes and reset notes will create a deemed exchange of the old notes for new notes if the exercise modifies the terms to a degree that is "economically significant". With respect to certain types of debt instruments, under the Section 1001 regulations a deemed exchange for tax purposes occurs if the exercise of such an option alters the annual yield of the debt instrument by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield of the debt instrument prior to modification. The exercise of an option that changes the timing of payments under a debt instrument creates a deemed exchange under the Section 1001 regulations, whether or not the annual yield is altered, if there is a "material deferral" of scheduled payments. In this connection, the Section 1001 regulations generally provide that a deferral of scheduled payments within a safe-harbor period which begins on the original due date for the first deferred payment and extends for a period not longer than the lesser of five years or 50 percent of the original term of the debt instrument will not be considered to be a material deferral.

     If the exercise of the option by us or a holder is not treated as an exchange of the old notes for new notes, no gain or loss will be recognized by a United States holder as a result thereof. If the exercise of the option is treated as a taxable exchange of the old notes for new notes, a United States holder will recognize gain or loss equal to the difference between the issue price of the new notes and the holder's tax basis in the old notes. However, if the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. The term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether the legislation will be reintroduced or enacted, and, if enacted, whether it would apply to a recapitalization occurring prior to the date of enactment.

     The presence of these options may also affect the calculation of interest income and original issue discount, among other things. For purposes of determining the yield and maturity of a note, if we have an unconditional option or combination of options to require payments to be made on the note under an alternative payment schedule or schedules (e.g., an option to extend or an option to redeem the note at a fixed premium), we will be deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the note. Conversely, a holder having such option or combination of such options will be deemed to exercise or not exercise the option or combination of options in a manner that maximizes the yield on the note. If both we and the holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of the option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of original issue discount, the yield and maturity of the note are redetermined by treating the note as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date. As described under the heading "Original Issue Discount--Floating Rate Notes that are not Variable Rate Debt Instruments", depending on the terms of the options described above, the presence of these options may instead cause the notes to be taxable as contingent notes.

     THE FOREGOING DISCUSSION OF EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES IS PROVIDED FOR GENERAL INFORMATION ONLY, AND IS NOT TAX ADVICE. ADDITIONAL TAX CONSIDERATIONS MAY ARISE FROM THE OWNERSHIP OF THE NOTES IN LIGHT OF THE PARTICULAR FEATURES OR COMBINATION OF FEATURES OF THE NOTES AND, ACCORDINGLY, BEFORE YOU PURCHASE THE NOTES, YOU ARE URGED AND EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP OF THE NOTES.

     INTEGRATION OF NOTES WITH OTHER FINANCIAL INSTRUMENTS. Any United States holder of notes that also acquires or has acquired any financial instrument which, in combination with such notes, would permit the calculation of a single yield to maturity or could generally constitute a variable rate debt instrument of an equivalent term, may in certain circumstances treat such notes and such financial instrument as an integrated debt instrument for purposes of the Internal Revenue Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. For purposes of determining original issue discount, none of the payments under the integrated debt instrument will be treated as qualified stated interest. Moreover, under the contingent debt regulations, the Internal Revenue Service may require in certain circumstances that a United States holder who owns notes integrate such notes with a financial instrument held or acquired by such holder or a related party. United States holders should consult their tax advisors as to such possible integration.

     SALE OR EXCHANGE OF NOTES. A United States holder generally will recognize gain or loss upon the sale or exchange of a note equal to the difference between the amount realized upon such sale or exchange and the United States holder's adjusted basis in the note. The adjusted basis in the note generally will equal the cost of the note, increased by original issue discount, acquisition discount or market discount previously included in respect thereof, and reduced, but not below zero, by any payments on the note other than payments of qualified stated interest and by any premium that the United States holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the note was held as a capital asset, except as provided under "Market Discount", "Short-Term Notes" and "Original Issue Discount--Floating Rate Notes that are not Variable Rate Debt Instruments", above. Special rules apply in determining the tax basis of a contingent note and the amount realized on the retirement of a contingent note. For non-corporate taxpayers, capital gain realized on the disposition of an asset, including a medium-term note, held for more than one year is taxed at a maximum rate of 20%. Capital gain on the disposition of an asset, including a medium-term note, held for not more than one year is taxed at the rates applicable to ordinary income. The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

     NOTES DENOMINATED, OR IN RESPECT OF WHICH INTEREST IS PAYABLE, IN A FOREIGN CURRENCY. As used in this prospectus, "foreign currency" means a currency or currency unit other than U.S. dollars.

     PAYMENTS OF INTEREST IN A FOREIGN CURRENCY. A United States holder who uses the cash method of accounting for United States federal income tax purposes and who receives a payment of interest on a note, other than original issue discount or market discount, will be required to include in income the U.S. dollar value of the foreign currency payment, determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the United States holder's tax basis in such foreign currency.

     A United States holder who uses the accrual method of accounting for United States federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income, including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable, that has accrued and is otherwise required to be taken into account with respect to a note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A United States holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the United States holder and may not be changed without the consent of the Internal Revenue Service. A United States holder should consult a tax advisor before making the above election. A United States holder will recognize exchange gain or loss, which will be treated as ordinary income or loss, with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency

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

payment received, determined on the date such payment is received, in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period, as determined above.

     PURCHASE, SALE AND RETIREMENT OF NOTES. A United States holder who purchases a note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the note, determined on the date of purchase. Except as discussed above with respect to short-term notes, upon the sale, exchange or retirement of a note, a United States holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such United States holder's adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss, except to the extent of any accrued market discount not previously included in the United States holder's income, and would be long-term capital gain or loss if the holding period for the notes is more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a United States holder receives foreign currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the note is disposed of, or deemed disposed of in the case of a taxable exchange of the note for a new note. In the case of a note that is denominated in foreign currency and is traded on an established securities market, a cash basis United States holder, or, upon election, an accrual basis United States holder, will determine the U.S. dollar value of the amount realized by translating the foreign currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. holder's adjusted tax basis in a note will equal the cost of the note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A United States holder's tax basis in a note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment.

     Gain or loss realized upon the sale, exchange or retirement of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency purchase price of the note, determined on the date such payment is received or the note is disposed of, and the U.S. dollar value of the foreign currency purchase price of the note, determined on the date the United States holder acquired the note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States holder on the sale, exchange or retirement of the note.

  ORIGINAL ISSUE DISCOUNT. In the case of a note issued with original issue discount or short-term note,

      -- original issue discount is determined in units of the foreign currency,

      -- accrued original issue discount is translated into U.S. dollars as described in "Payments of Interest in a foreign currency--Accrual Method" above, and

      -- the amount of foreign currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount, either upon payment, maturity or an earlier disposition, as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

     PREMIUM AND MARKET DISCOUNT.  In the case of a note with market discount,
(i) market discount is determined in units of the foreign currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note, other than accrued market discount required to be taken into account currently, is translated into U.S. dollars at the exchange rate on such disposition date, and no part of such accrued market discount is treated as exchange gain or loss, and (iii) accrued market discount currently includible in income by a United State holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note in the manner described in "Payments of Interest in a Foreign Currency--Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

     With respect to a note issued with amortizable bond premium, such premium is determined in the relevant foreign currency and reduces interest income in units of the foreign currency. Although not entirely clear, a United States holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the note.

     EXCHANGE OF FOREIGN CURRENCIES. A United States holder will have a tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a note equal to the U.S. dollar value of such foreign currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a United States holder on a sale or other disposition of foreign currency, including its exchange for U.S. dollars or its use to purchase notes, will be ordinary income or loss.

NON-UNITED STATES HOLDERS

     PAYMENTS OF INTEREST. Interest paid by us to a non-United States holder will not be subject to United States federal income taxes or withholding tax if such interest, including original issue discount, if any, is not effectively connected with the conduct of a trade or business within the United States by such non-United States holder and such non-United States holder:

      -- does not actually or constructively own a 10% or greater interest in our capital or profits;

      --   is not a controlled foreign corporation related to us;

      -- is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code; and

      -- the non-United States holder appropriately certifies as to its foreign status. A non-United States holder can generally meet this certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to us, or our paying agent. If the non-United States holder holds the notes through a financial institution or other agent acting on the holder's behalf, the holder may be required to provide appropriate documentation to the agent. The holder's agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-United States holder does not qualify for an exemption under these rules, interest income, including original issue discount, may be subject to withholding tax at the rate of 30%, or lower applicable treaty rate, at the time such amount is paid. The payment of interest effectively connected with your United States trade or business, however, would not be subject to a 30% withholding tax so long as you provide us or our agent an adequate certification, currently on Form W-8ECI, but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your United States trade or business, you may also be subject to a 30% branch profits tax.

     SALES OR EXCHANGES OF NOTES. If you are a non-United States holder, you generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon retirement or disposition of a note, unless any of the following is true:

      -- your investment in the notes is effectively connected with a United States trade or business;

      -- if you are a non-United States holder who is a nonresident alien individual holding the note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which sale, redemption or other disposition takes place and certain other requirements are met; or

      -- you are subject to provisions of United States tax laws applicable to certain United States expatriates.

If you have a United States trade or business and the investment in the notes is effectively connected with such United States trade or business, the payment of the sales proceeds with respect to the notes would be subject to United States federal income tax on a net basis at the rate applicable to United States person generally. In addition, foreign corporations may be subject to a 30% branch profits tax if the investment in the note is effectively connected with the foreign corporation's United States trade or business.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     UNITED STATES HOLDERS. We will, where required, report to the United States holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, from those payments. Under section 3406 of the Internal Revenue Code and applicable treasury regulations, a United States holder of a note may be subject to backup withholding with respect to payments made on the notes as well as proceeds from the disposition of notes unless the holder:

      -- is a corporation or comes within other exempt categories and, when required, demonstrates this fact; or

      -- provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's United States federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service. A United States holder of notes who does not provide the payor with his or her correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

     NON-UNITED STATES HOLDERS. No backup withholding or information reporting will generally be required with respect to interest on notes paid to non-United States holders if the beneficial owner of the note provides a statement described above in "Non-United States Holders--Payment of Interest" or the non-United States holder is an exempt recipient and, in each case, the payor does not have actual knowledge that the beneficial owner is a United States person.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside of the United States by a foreign office of a "broker", as defined in applicable treasury regulations, provided that such broker is not:

      --   a United States person, as defined in the Internal Revenue Code;

      -- a controlled foreign corporation for United States federal income tax purposes;

      -- a foreign partnership engaged in the conduct of a United States trade or business;

      -- a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by United States persons; or

      -- a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States.

Payment of the proceeds of any sale effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax or information reporting if such broker has documentary evidence in its records that the beneficial owner is a non-United States holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any sale of a note effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above in "Non-United States Holders--Payment of Interest" or otherwise establishes an exemption from back-up withholding.

     If you are a non-United States holder of notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a refund or a credit against your federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

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

                              PLAN OF DISTRIBUTION


     We are offering the Series B medium-term notes on a continuing basis through Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Commerzbank Capital Markets Corp., First Union Securities, Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and PNC Capital Markets, Inc. as our agents, who have agreed to use their reasonable best efforts to solicit offers to purchase notes. Each agent may reject, in whole or in part, any offer it solicited to purchase the notes. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, we will pay an agent, in connection with sales of these notes resulting from a solicitation that agent made or an offer to purchase that agent received, a commission ranging from .125% to .750% of the initial offering price of the notes to be sold, depending on the maturity of the notes. We and the agent will negotiate commissions for notes with a maturity of 30 years or greater at the time of sale.


     We reserve the right to sell the notes directly on our own behalf in jurisdictions where we and our employees are or may become registered or qualified to do so or in transactions in which they are exempt from having to register or qualify. We will not pay commissions on any sales we make directly. We may sell the notes through one or more additional agents or directly to one or more underwriters for resale to the public.

     We may also sell the notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable prospectus supplement or pricing supplement. An agent may offer the notes it has purchased as principal to other dealers. That agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable prospectus supplement or pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

     Each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act or to contribute to payments made in respect of those liabilities. We have agreed to reimburse the agents for specified expenses.

     Unless otherwise provided in the applicable prospectus supplement or pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange, but have been advised by the agents that they intend to make a market in the notes, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.

     In order to facilitate the offering of the notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the agents may over-allot in connection with any offering of the notes, creating a short position in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the agents may bid for, and purchase, the notes in the open market. Finally, in any offering of the notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.


     In the ordinary course of their respective businesses, certain of the agents and their affiliates have provided various financial advisory and other general financing and banking services to us and AMB Property Corporation and our respective affiliates, for which they have received customary compensation. The agents and their affiliates may continue to provide these or similar services in the future. JPMorgan Chase Bank (formerly Morgan Guaranty Trust Company of New York), an affiliate of J.P. Morgan Securities Inc., is the administrative agent and a lender under our $500 million credit facility. J.P. Morgan Securities Inc. and Banc of America Securities LLC are the joint lead arrangers and joint book managers under the credit facility. Bank of America, N.A. is the syndication agent and a lender under the credit facility. The Chase Manhattan Bank is the documentation agent and a lender under the credit facility and each of Bank One, NA, Commerzbank Aktiengesellschaft New York, PNC Bank, National Association, and Wachovia Bank, N.A., is a managing agent and a lender under the credit facility. In addition, Bank of America, N.A. is a lender and administrative agent under AMB Institutional Alliance Fund II, L.P.'s $150.0 million credit facility. Dresdner Bank AG is syndication agent for the Institutional Alliance Fund credit facility and Bank One, NA is the syndication agent. To the extent the proceeds of an offering of the notes are used to repay borrowings under our or AMB Institutional Alliance Fund II, L.P.'s credit facility, one or more of the agents may receive a portion of those proceeds. It is possible that 10% or more of the net proceeds of an offering of notes will be applied to the repayment of a loan or loans made to us by one or more of the agents. Under the Conduct Rules of the National Association of Securities Dealers, Inc., special considerations apply to a public offering of securities where more than 10% of the net proceeds will be paid to a participating underwriter or any of its affiliates. Therefore, any such offering will be conducted pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. Daniel H. Case III, a director of AMB Property Corporation, is an employee of Chase Securities, Inc.

     First Union Securities, Inc., a subsidiary of Wachovia Corporation, conducts its investment banking, institutional, and capital markets businesses under the trade name of Wachovia Securities. Any references to "Wachovia Securities" in this prospectus, however, do not include Wachovia Securities, Inc., a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc. which may or may not be participating as a separate selling dealer in the distribution of the notes.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us, including the validity of the issuance of the notes, by Latham & Watkins, San Francisco, California and by Tamra D. Browne, Esq., our General Counsel. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, certain legal matters will be passed upon for the agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters relating to Maryland law will be passed upon for AMB Property Corporation, as our general partner, by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

                                    EXPERTS

     The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     AMB Property, L.P. and AMB Property Corporation file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at its public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement of which this prospectus is a part and related exhibits with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Securities and Exchange Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or the applicable prospectus supplement or pricing supplement, or information that we later file with the Securities and Exchange Commission, modifies or replaces this information. We incorporate by reference the following documents:

      -- Annual Report of AMB Property, L.P. on Form 10-K for the year ended December 31, 2001;

      -- Annual Report of AMB Property Corporation on Form 10-K for the fiscal year ended December 31, 2001;


      -- Quarterly Report of AMB Property, L.P. on Form 10-Q for the quarter ended March 31, 2002;



      -- Quarterly Report of AMB Property Corporation on Form 10-Q for the quarter ended March 31, 2002;


      -- Current Reports of AMB Property, L.P. on Form 8-K filed on January 23, 2002 and April 23, 2002;

      -- Current Reports of AMB Property Corporation on Form 8-K filed on January 23, 2002, January 24, 2002, April 11, 2002 and April 23, 2002;

      -- AMB Property Corporation's definitive proxy statement dated March 29, 2002 with respect to the Annual Meeting of Stockholders to be held on August 7, 2002;

      -- the proforma financial statements for the divestiture of 25 properties to BPP Retail, LLC during 1999 from our Current Report on 8-K filed on December 14, 1999;

      -- the reports, financial statements and proforma financial statements for the Columbia Business Center, Manekin Portfolio, Technology Park II Portfolio, WOCAC Portfolio, Junction Industrial Park and the Miami Airport Business Center from our Current Report on Form 8-K on November 16, 1999;

      -- the reports, financial statements and pro forma financial statements for the J.A. Green Portfolio, Magnum Realty Corp. Portfolio, Beacon Centre Portfolio, AFCO Portfolio, AFCO Investors Portfolio, AFCO Cargo I Associates L.P. Portfolio and the WEST*PAC Portfolio from our Current Report on Form 8-K filed on December 14, 2000; and

      -- all documents filed by either AMB Property, L.P. or AMB Property Corporation with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering.

     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attention: Secretary (415/394-9000).

     You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement or pricing supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell medium-term notes if it is accompanied by a prospectus supplement or pricing supplement. We are only offering these medium-term notes in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or pricing supplement is accurate as of any date other than the dates on the front of these documents.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the Registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee.........  $ 37,000
Printing and Engraving Expenses.............................  $ 50,000
Legal Fees and Expenses (other than Blue Sky)...............  $300,000
Accounting Fees and Expenses................................  $ 75,000
Blue Sky Fees and Expenses..................................  $  5,000
Trustee/Issuing and Paying Agent Fees and Expenses..........  $ 15,000
Fees of Rating Agencies.....................................  $200,000
Miscellaneous Expenses......................................  $  8,000
                                                              --------
Total.......................................................  $690,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless prohibited by its Charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

     AMB Property Corporation's Charter and Bylaws provide in effect for the indemnification by the company of its the directors and officers to the fullest extent permitted by applicable law. AMB Property Corporation has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

     AMB Property Corporation has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that AMB Property Corporation indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

     The Partnership Agreement of the AMB Property, L.P. requires AMB Property, L.P. to indemnify AMB Property Corporation, the directors and officers of AMB Property Corporation, and such other persons as AMB Property Corporation may from time to time designated against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything it may do or refrain from doing for or on behalf of AMB Property, L.P. or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

ITEM 16.  EXHIBITS


  1.1   Form of Distribution Agreement between AMB Property, L.P.,
        AMB Property Corporation and the Agents.
  4.1   Articles of Incorporation of AMB Property Corporation
        (incorporated by reference to Exhibit 3.1 of AMB Property
        Corporation's Registration Statement on Form S-11 (No.
        333-35915)).
  4.2   Certificate of Correction of AMB Property Corporation's
        Articles Supplementary establishing and fixing the rights and preferences of the 8 1/2% Series A Cumulative Redeemable
        Preferred Stock (incorporated by reference to Exhibit 3.2 of
        AMB Property Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).
  4.3 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 8 1/2% Series
        A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.4(4) of AMB Property Corporation's
        Quarterly Report on Form 10-Q for the quarterly period ended
        June 30, 1998).
  4.4 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 8 5/8% Series
        B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation's current report on Form 8-K filed on January 7, 1999).
  4.5 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 8.75% Series C
        Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.2 of AMB Property Corporation's current report on Form 8-K filed on January 7, 1999).
  4.6 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.75% Series D
        Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of the AMB Property Corporation's
        Quarterly Report on Form 10-Q for the quarter ended March
        31, 1999).
  4.7 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.75% Series E
        Cumulative Preferred Stock (incorporated by reference to
        Exhibit 3.1 of the AMB Property Corporation's Current Report on Form 8-K filed on September 14, 1999).
  4.8 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.95% Series F
        Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation's
        Current Report on Form 8-K filed on April 14, 2000).
  4.9 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.95% Series G
        Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation's
        Current Report on Form 8-K filed on September 29, 2000).
  4.10 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 8.125% Series
        H Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 of AMB Property Corporation's
        Current Report on Form 8-K filed on September 29, 2000).

  4.11  Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 8.00% Series I
        Cumulative Redeemable Preferred Stock (incorporated by
        reference to Exhibit 3.1 of AMB Property Corporation's
        Current Report on Form 8-K filed on March 23, 2001).
  4.12  Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.95% Series J
        Cumulative Redeemable Preferred Stock (incorporated by
        reference to Exhibit 3.1 of AMB Property Corporation's
        Current Report on Form 8-K filed on October 3, 2001).
  4.13  Articles Supplementary redesignating and reclassifying all
        2,200,000 Shares of AMB Property Corporation's 8.75% Series
        C Cumulative Redeemable Preferred Stock as Preferred Stock
        (incorporated by reference to Exhibit 3.1 of AMB Property
        Corporation's Current Report on Form 8-K filed on December
        7, 2001).
  4.14  Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.95% Series K
        Cumulative Redeemable Preferred Stock (incorporated by
        reference to Exhibit 3.1 of AMB Property Corporation's
        Current Report on Form 8-K filed on April 23, 2002).
  4.15  Second Amended and Restated Bylaws of AMB Property
        Corporation (incorporated by reference to Exhibit 3.11 of
        AMB Property Corporation's Annual Report on Form 10-K for
        the fiscal year ended December 31, 2000).
  4.16  Indenture by and among AMB Property, L.P., AMB Property
        Corporation and State Street Bank and Trust Company of
        California, N.A., as trustee (incorporated by reference to
        Exhibit 4.1 of AMB Property, L.P.'s and AMB Property
        Corporation's Registration Statement on Form S-11 (No.
        333-49163)).
  4.17  First Supplemental Indenture, by and among AMB Property,
        L.P., AMB Property Corporation and State Street Bank and
        Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.2 to AMB Property, L.P.'s and AMB
        Property Corporation's Registration Statement on Form S-11
        (No. 333-49163)).
  4.18  Second Supplemental Indenture, by and among AMB Property,
        L.P., AMB Property Corporation and State Street Bank and
        Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.3 to AMB Property, L.P.'s and AMB
        Property Corporation's Registration Statement on Form S-11
        (No. 333-49163)).
  4.19  Third Supplemental Indenture, by and among AMB Property,
        L.P., AMB Property Corporation and State Street Bank and
        Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.4 to AMB Property, L.P.'s and AMB
        Property Corporation's Registration Statement on Form S-11
        (No. 333-49163)).
  4.20  Fourth Supplemental Indenture, by and among AMB Property,
        L.P., AMB Property Corporation and State Street Bank and
        Trust Company of California, N.A., as trustee (incorporated herein by reference as Exhibit 4.1 of AMB Property
        Corporation's Amendment to Current Report on Form 8-K/A
        filed on November 9, 2000).
  4.21  Form of Fifth Supplemental Indenture, by and among AMB
        Property, L.P., AMB Property Corporation and State Street
        Bank and Trust Company of California, N.A., as trustee.
  4.22  Form of Fixed Rate Medium-Term Note, Series B, attaching the
        Form of Parent Guarantee.
  4.23  Form of Floating Rate Medium-Term Note, Series B, attaching the Form of Parent Guarantee.
 *5.1   Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the securities being registered.
 *5.2   Opinion of Latham & Watkins regarding the validity of the
        securities being registered.
  8.1   Opinion of Latham & Watkins regarding certain federal income tax matters.
*12.1   Calculation of Ratio of Earnings to Fixed Charges for AMB
        Property Corporation.
*12.2   Calculation of Ratio of Earnings to Fixed Charges for AMB
        Property, L.P.
*23.1   Consent of Arthur Andersen LLP.
*23.2   Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).
*23.3   Consent of Latham & Watkins (contained in Exhibit 5.2).

 23.4   Consent of Latham & Watkins (contained in Exhibit 8.1).
*24.1   Power of Attorney.
 25.1   Form T-1 Statement of Eligibility and Qualification under
        the Trust Indenture Act of 1939 of State Street Bank and
        Trust Company of California, N.A., as Trustee (incorporated by reference to Exhibit 25.1 of AMB Property, L.P.'s and AMB
        Property Corporation's Registration Statement on Form S-11
        (No. 333-49163)).


------------

* Previously filed.


ITEM 17.  UNDERTAKINGS

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

             Provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrants hereby further undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned Registrants hereby further undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under

     Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     AMB Property, L.P., an undersigned Registrant, hereby further undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meets all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on the 6th day of May, 2002.


                                          AMB PROPERTY CORPORATION

                                          By:      /s/ MICHAEL A. COKE
                                            ------------------------------------
                                                      Michael A. Coke,
                                                Executive Vice President and
                                                  Chief Financial Officer

                                          AMB PROPERTY, L.P.

                                          By: AMB Property Corporation

                                          Its: General Partner

                                          By:      /s/ MICHAEL A. COKE
                                            ------------------------------------
                                                      Michael A. Coke,
                                                Executive Vice President and

                                                  Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                                   SIGNATURES


                   SIGNATURE                                     TITLE                        DATE
                   ---------                                     -----                        ----
                       *                            Chairman of the Board and Chief        May 6, 2002
------------------------------------------------           Executive Officer
               Hamid R. Moghadam                     (Principal Executive Officer)


                       *                                 Director and President            May 6, 2002
------------------------------------------------
                 W. Blake Baird


                       *                                        Director                   May 6, 2002
------------------------------------------------
                T. Robert Burke


                       *                                        Director                   May 6, 2002
------------------------------------------------
               Daniel H. Case III

                   SIGNATURE                                     TITLE                        DATE
                   ---------                                     -----                        ----

                       *                                        Director                   May 6, 2002
------------------------------------------------
                 David A. Cole


                       *                                        Director                   May 6, 2002
------------------------------------------------
                 Lynn M. Sedway


                       *                                        Director                   May 6, 2002
------------------------------------------------
               Jeffrey L. Skelton


                       *                                        Director                   May 6, 2002
------------------------------------------------
                Thomas W. Tusher


                       *                                        Director                   May 6, 2002
------------------------------------------------
                Caryl B. Welborn


              /s/ MICHAEL A. COKE                     Executive Vice President and         May 6, 2002
------------------------------------------------        Chief Financial Officer
                Michael A. Coke                         (Principal Financial and
                                                          Accounting Officer)


*By:             /s/ MICHAEL A. COKE
      ------------------------------------------
                   Michael A. Coke
                   Attorney-in-Fact

                                 EXHIBIT INDEX


  1.1   Form of Distribution Agreement between AMB Property, L.P.,
        AMB Property Corporation and the Agents.

  4.1   Articles of Incorporation of AMB Property Corporation
        (incorporated by reference to Exhibit 3.1 of AMB Property
        Corporation's Registration Statement on Form S-11 (No.
        333-35915)).
  4.2   Certificate of Correction of AMB Property Corporation's
        Articles Supplementary establishing and fixing the rights and preferences of the 8 1/2% Series A Cumulative Redeemable
        Preferred Stock (incorporated by reference to Exhibit 3.2 of
        AMB Property Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).
  4.3 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 8 1/2% Series
        A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.4(4) of AMB Property Corporation's
        Quarterly Report on Form 10-Q for the quarterly period ended
        June 30, 1998).
  4.4 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 8 5/8% Series
        B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation's current report on Form 8-K filed on January 7, 1999).
  4.5 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 8.75% Series C
        Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.2 of AMB Property Corporation's current report on Form 8-K filed on January 7, 1999).
  4.6 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.75% Series D
        Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of the AMB Property Corporation's
        Quarterly Report on Form 10-Q for the quarter ended March
        31, 1999).
  4.7 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.75% Series E
        Cumulative Preferred Stock (incorporated by reference to
        Exhibit 3.1 of the AMB Property Corporation's Current Report on Form 8-K filed on September 14, 1999).
  4.8 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.95% Series F
        Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation's
        Current Report on Form 8-K filed on April 14, 2000).
  4.9 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.95% Series G
        Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation's
        Current Report on Form 8-K filed on September 29, 2000).
  4.10 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 8.125% Series
        H Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 of AMB Property Corporation's
        Current Report on Form 8-K filed on September 29, 2000).
  4.11 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 8.00% Series I
        Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation's
        Current Report on Form 8-K filed on March 23, 2001).
  4.12 Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.95% Series J
        Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of AMB Property Corporation's
        Current Report on Form 8-K filed on October 3, 2001).
  4.13 Articles Supplementary redesignating and reclassifying all 2,200,000 Shares of AMB Property Corporation's 8.75% Series
        C Cumulative Redeemable Preferred Stock as Preferred Stock
        (incorporated by reference to Exhibit 3.1 of AMB Property
        Corporation's Current Report on Form 8-K filed on December
        7, 2001).


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

  4.14  Articles Supplementary establishing and fixing the rights and preferences of AMB Property Corporation's 7.95% Series K
        Cumulative Redeemable Preferred Stock (incorporated by
        reference to Exhibit 3.1 of AMB Property Corporation's
        Current Report on Form 8-K filed on April 23, 2002).
  4.15  Second Amended and Restated Bylaws of AMB Property
        Corporation (incorporated by reference to Exhibit 3.11 of
        AMB Property Corporation's Annual Report on Form 10-K for
        the fiscal year ended December 31, 2000).
  4.16  Indenture by and among AMB Property, L.P., AMB Property
        Corporation and State Street Bank and Trust Company of
        California, N.A., as trustee (incorporated by reference to
        Exhibit 4.1 of AMB Property, L.P.'s and AMB Property
        Corporation's Registration Statement on Form S-11 (No.
        333-49163)).
  4.17  First Supplemental Indenture, by and among AMB Property,
        L.P., AMB Property Corporation and State Street Bank and
        Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.2 to AMB Property, L.P.'s and AMB
        Property Corporation's Registration Statement on Form S-11
        (No. 333-49163)).
  4.18  Second Supplemental Indenture, by and among AMB Property,
        L.P., AMB Property Corporation and State Street Bank and
        Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.3 to AMB Property, L.P.'s and AMB
        Property Corporation's Registration Statement on Form S-11
        (No. 333-49163)).
  4.19  Third Supplemental Indenture, by and among AMB Property,
        L.P., AMB Property Corporation and State Street Bank and
        Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.4 to AMB Property, L.P.'s and AMB
        Property Corporation's Registration Statement on Form S-11
        (No. 333-49163)).
  4.20  Fourth Supplemental Indenture, by and among AMB Property,
        L.P., AMB Property Corporation and State Street Bank and
        Trust Company of California, N.A., as trustee (incorporated herein by reference as Exhibit 4.1 of AMB Property
        Corporation's Amendment to Current Report on Form 8-K/A
        filed on November 9, 2000).
  4.21  Form of Fifth Supplemental Indenture, by and among AMB
        Property, L.P., AMB Property Corporation and State Street
        Bank and Trust Company of California, N.A., as trustee.
  4.22  Form of Fixed Rate Medium-Term Note, Series B, attaching the
        Form of Parent Guarantee.
  4.23  Form of Floating Rate Medium-Term Note, Series B, attaching the Form of Parent Guarantee.
 *5.1   Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the securities being registered.
 *5.2   Opinion of Latham & Watkins regarding the validity of the
        securities being registered.
  8.1   Opinion of Latham & Watkins regarding certain federal income tax matters.
*12.1   Calculation of Ratio of Earnings to Fixed Charges for AMB
        Property Corporation.
*12.2   Calculation of Ratio of Earnings to Fixed Charges for AMB
        Property, L.P.
*23.1   Consent of Arthur Andersen LLP.
*23.2   Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).
*23.3   Consent of Latham & Watkins (contained in Exhibit 5.2).
 23.4   Consent of Latham & Watkins (contained in Exhibit 8.1).
*24.1   Power of Attorney.
 25.1   Form T-1 Statement of Eligibility and Qualification under
        the Trust Indenture Act of 1939 of State Street Bank and
        Trust Company of California, N.A., as Trustee (incorporated by reference to Exhibit 25.1 of AMB Property, L.P.'s and AMB
        Property Corporation's Registration Statement on Form S-11
        (No. 333-49163)).


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* Previously filed.


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